UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

EXIDE TECHNOLOGIES

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 30, 2005

To our Shareholders:
      The 2005 annual meeting of shareholders of Exide Technologies will be held at the Hilton Garden Inn Atlanta North/ Alpharetta at 4025 Windward Plaza Drive, Alpharetta, Georgia 30005, on Tuesday, August 30, 2005, beginning at 9:00 a.m. local time. At the meeting, the holders of the Company’s outstanding common stock will act on the following matters:

(1) The election of nine directors to serve a term of one year if Item (2) below is approved, or the election of three Class I directors for a term of three years if Item (2) below is not approved;

(2) A proposal to amend the Company’s Certificate of Incorporation to eliminate the classified Board of Directors;

(3) A proposal to amend the Company’s Certificate of Incorporation to remove the limitation on the maximum number of directors that can serve on the Board;

(4) A proposal to amend the Company’s Certificate of Incorporation to permit holders of outstanding shares representing at least 15% of the voting power of the Company’s capital stock to call special meetings of shareholders;

(5) A proposal to approve the Company’s 2004 Stock Incentive Plan;

(6) The ratification of the appointment of the Company’s independent auditors for fiscal 2006; and

(7) Any other matters that properly come before the meeting.
      All holders of record of shares of the Company’s common stock (NASDAQ: XIDE) at the close of business on July 22, 2005 are entitled to vote at the meeting and any postponements or adjournments of the meeting.
      You are cordially invited to attend the meeting. Please note that space limitations make it necessary to limit attendance to shareholders and one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 7:30 a.m., and seating will begin at 8:00 a.m. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras (including cellular phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors,

Stuart H. Kupinsky
Executive Vice President, General Counsel and Corporate Secretary
August 1, 2005
Atlanta, Georgia
YOUR VOTE IS IMPORTANT
If you are unable to attend the meeting in person, you may vote on the proposals by proxy. To do so, please complete, date, sign and return the enclosed proxy card. We have enclosed a prepaid envelope to expedite the return of your proxy card. You may also vote by telephone or over the Internet as noted in the proxy card instructions. If you have voted by telephone, Internet or mail and later decide to attend and vote at the meeting, you may do so.

Page

About the Annual Meeting	1
Why did I receive these materials?	1
Who is entitled to vote at the meeting?	1
How many votes do I have?	1
Who can attend the meeting?	1
How many shares must be present or represented to conduct business at the annual meeting?	2
How can I vote my shares in person at the annual meeting?	2
How can I vote my shares without attending the annual meeting?	2
Can I vote by telephone or electronically?	2
Can I change my vote after I return my proxy card?	2
Who counts the votes?	3
What are the Board’s recommendations?	3
Will shareholders be asked to vote on any other matters?	3
What vote is required to approve each item?	3
How are votes counted?	3
What should I do if I receive more than one set of voting materials?	4
Where can I find the voting results of the annual meeting?	4
Proposals Submitted for Shareholder Vote	4
Item 1 — Election of Directors	5
Item 2 — A proposal to amend the Company’s Certificate of Incorporation to eliminate the classified Board of Directors	7
Item 3 — A proposal to amend the Company’s Certificate of Incorporation to remove the limitation on the maximum number of directors that can serve on the Board	8
Item 4 — A proposal to amend the Company’s Certificate of Incorporation to permit holders of outstanding shares representing at least 15% of the voting power of the Company’s capital stock to call special meetings of shareholders	9
Item 5 — A proposal to approve the 2004 Stock Incentive Plan	9
Item 6 — The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal 2006	15
Governance of the Company	16
Board Committees and Meetings	17
Board Compensation	18
Chairman of the Board of Directors	19
Executive Sessions	19
Nomination of Directors	19
Director Independence	20
Shareholder Communications with the Board	21
Report of the Audit Committee	21
Report of the Compensation Committee	24
Executive Compensation	28
Summary Compensation Table	28
Option Grants during Fiscal 2005	29

ii

13000 DEERFIELD PARKWAY
BUILDING 200
ALPHARETTA, GEORGIA 30004

PROXY STATEMENT

       The Board of Directors of Exide Technologies is soliciting proxies from its shareholders to be used at the annual meeting of shareholders to be held on Tuesday, August 30, 2005, beginning at 9:00 a.m., at the Hilton Garden Inn Atlanta North/ Alpharetta at 4025 Windward Plaza Drive, Alpharetta, Georgia 30005, and at any postponements or adjournments thereof. This proxy statement contains information related to the annual meeting. This proxy statement, a proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005 are being mailed to shareholders on or about August 1, 2005. The fiscal year ended March 31, 2005 is referred to as “fiscal 2005” in this proxy statement.
ABOUT THE ANNUAL MEETING
Why did I receive these materials?
      Shareholders of the Company as of the close of business on July 22, 2005, which is referred to as the Record Date, are entitled to vote at the Company’s annual meeting of shareholders, which will be held on August 30, 2005. As a shareholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement. The Company is required by law to distribute these proxy materials to all shareholders as of the Record Date. This proxy statement provides notice of the annual meeting of shareholders, describes the proposals presented for shareholder action and includes information required to be disclosed to shareholders. The accompanying proxy card enables shareholders to vote on the matters without having to attend the annual meeting in person.
Who is entitled to vote at the meeting?
      Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on the Record Date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.
How many votes do I have?
      You will be entitled to one vote for each outstanding share of Exide common stock you own as of the Record Date. As of the Record Date, there were 24,522,760 shares of the Company’s common stock outstanding and eligible to vote.
Who can attend the meeting?
      Subject to space availability, all shareholders as of the Record Date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 7:30 a.m., and seating will begin at 8:00 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

      Please also note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the meeting.
      Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or Internet, indicating your plans when prompted.
How many shares must be present or represented to conduct business at the annual meeting?
      The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the Record Date will constitute a quorum, permitting the conduct of business at the meeting. As of the Record Date, 24,522,760 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 12,261,381 votes will be required to establish a quorum.
      Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.
How can I vote my shares in person at the annual meeting?
      Shares held in your name as the shareholder of record may be voted by you in person at the annual meeting. Shares held by you beneficially in “street name” through a broker, bank or other nominee may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares.
How can I vote my shares without attending the meeting?
      Whether you hold shares directly as the shareholder of record or beneficially in “street name,” you may direct how your shares are voted without attending the annual meeting. If you are a shareholder of record (that is, if your shares are registered directly in your name with the Company’s transfer agent), you must complete and properly sign and date the accompanying proxy card and return it to the Company and it will be voted as you direct. A pre-addressed envelope is included for your use. If you are a shareholder of record and attend the meeting, you may deliver your completed proxy card in person. If you hold shares beneficially in “street name,” you may vote by submitting voting instructions to your broker, bank or other nominee.
Can I vote by telephone or electronically?
      If you are a shareholder of record, you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. If your shares are held in “street name,” please check your proxy card or contact your broker, bank or other nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Standard Time, on August 29, 2005.
Can I change my vote after I return my proxy card?
      Yes. If you are a shareholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Company a notice of revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Who counts the votes?
      Votes will be counted and certified by the Inspectors of Election, who are employees of American Stock Transfer & Trust Company (“AST”), the Company’s transfer agent. If you are a shareholder of record, your signed proxy card is returned directly to AST for tabulation. If you hold your shares in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will return one proxy card to AST on behalf of its clients.
What are the Board’s recommendations?
      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote FOR each of the proposals.
Will shareholders be asked to vote on any other matters?
      To the knowledge of the Company and its management, shareholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for shareholders will vote on those matters in the manner they consider appropriate.
What vote is required to approve each item?
      Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors (Item 1), whether the election occurs upon the elimination of the classified Board or for the Class I directors. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.
      Amendments to Certificate of Incorporation. The affirmative vote of the holders of outstanding shares representing at least a majority of the voting power of all of the shares of the Company’s common stock issued and outstanding on the Record Date is required to amend the Company’s Certificate of Incorporation to eliminate the classified Board (Item 2), to remove the limitation on the maximum number of directors that can serve on the Board (Item 3) and to permit holders of shares representing 15% of the voting power of the Company’s capital stock to call special meetings of shareholders (Item 4).
      Other Items. For each other item, including the proposal to approve the Company’s 2004 Stock Incentive Plan (Item 5) and the ratification of the appointment of the Company’s independent auditors for fiscal 2006 (Item 6), the affirmative vote of the holders of a majority of the votes cast in person or represented by proxy, and entitled to vote on the item will be required for approval.
      A properly executed proxy marked “abstain” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.
How are votes counted?
      In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. You may not cumulate your votes for the election of directors.
      For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.
      If you hold your shares in “street name” through a broker, bank or other nominee rather than directly in your own name, then your broker, bank or other nominee is considered the shareholder of record, and you are considered the beneficial owner of your shares. The Company has supplied copies of its proxy materials for its

2005 annual meeting of shareholders to the broker, bank or other nominee holding your shares of record, and they have the responsibility to send these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares at the annual meeting. The broker, bank or other nominee that is the shareholder of record for your shares is obligated to provide you with a voting instruction card for you to use for this purpose. If you hold your shares in a brokerage account but you fail to return your voting instruction card to your broker, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered present and entitled to vote on that proposal. If a quorum is present at the annual meeting, the persons receiving the greatest number of votes will be elected to serve as directors. As a result, broker non-votes will not affect the outcome of the voting on the election of directors (Item 1). The approval of the 2004 Stock Incentive Plan (Item 5) and the ratification of the appointment of the Company’s independent auditors (Item 6) require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved. However, broker non-votes will have the same effect as a negative vote on the proposals to amend the Company’s Certificate of Incorporation to eliminate the classified Board (Item 2), to remove the limitation on the maximum number of directors that can serve on the Board (Item 3) and to permit shareholders to call special meetings of shareholders (Item 4) because these items are approved by a majority of the voting power of all of the shares of the Company’s common stock issued and outstanding on the Record Date, regardless of whether all of such shares are present and entitled to vote at the meeting. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.
      If you are a beneficial owner and your broker, bank or other nominee holds your shares in its name, it is permitted to vote your shares on the election of directors, the amendments to the Company’s Certificate of Incorporation and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor, even if the broker, bank or other nominee does not receive voting instructions from you. Your broker, bank or other nominee may not vote your shares, absent instructions from you, on the approval of the Company’s 2004 Stock Incentive Plan. Without your voting instructions on these items a broker non-vote will occur.
What should I do if I receive more than one set of voting materials?
      You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.
Where can I find the voting results of the annual meeting?
      The Company intends to announce the preliminary voting results at the annual meeting and publish the final results in its quarterly report on Form  10-Q for the quarter ending September 30, 2005.
PROPOSALS SUBMITTED FOR SHAREHOLDER VOTE
Commitment to Submit Certain Proposals
      In January and February of 2005, members of the Company’s Board and senior management held discussions with representatives of two of its then major shareholders, Sandell Asset Management Corp. (“Sandell”) and Soros Fund Management LLC (“Soros”), regarding a number of issues, including the composition and structure of the Board and items to be recommended by the Board for approval by the

Company’s shareholders at the 2005 annual meeting. Based on these discussions, the Board affirmatively voted to expand contemporaneously its membership by two directors to a total of nine directors and continued to receive and review additional candidates for membership to the Board. These two directorships were filled with nominees independently proposed by each of Sandell and Soros. Mark C. Demetree was elected to the Board based on nominations submitted by Sandell and Jerome B. York was elected to the Board based on nominations submitted by Soros.
      In consultation with these major shareholders, the Board also agreed to recommend the following proposals to shareholders at the 2005 annual meeting: (1) a proposal to amend the Company’s Certificate of Incorporation to eliminate the classified Board (Item 2 below); (2) a proposal to amend the Company’s Certificate of Incorporation to remove the limitation on the maximum number of directors that can serve on the Board (Item 3 below); and (3) a proposal to amend the Company’s Certificate of Incorporation to permit holders of outstanding shares representing at least 15% of the voting power of the Company’s capital stock to call special meetings of shareholders (Item 4 below). The Board believes that each of these proposals is in the best interest of the shareholders as a whole. The Board unanimously recommends that shareholders vote FOR each of the proposals and items described below.

ITEM 1 —	ELECTION OF DIRECTORS
Directors for Election if Item 2 is Approved by Shareholders
      If Item 2 (the elimination of a classified Board) is approved by the shareholders, each of the following nine directors will be nominees for election to serve a one-year term set to expire at the annual meeting in 2006 and until their successors are duly elected and qualified. The Board expects that all of the nominees will be able and willing to serve as directors. If any nominee is not available to serve as a director at the time of the annual meeting, the persons named on the proxy will vote for another candidate nominated by the Board, or the Board may reduce the number of directors serving on the Board. The Board has determined that each of the director nominees below, except Gordon A. Ulsh, is an “independent director” as defined in the listing standards of The Nasdaq Stock Market, as currently in effect. See “Governance of the Company — Director Independence.”
      Each of the nominees named below is currently a director of the Company. Biographical information about each director nominee, as of July 1, 2005, appears below.
Michael R. D’Appolonia
Director since 2004
      Mr. D’Appolonia, 56, is Principal and President of Nightingale & Associates, LLC, a global management consulting firm providing financial and operational restructuring services to both publicly and privately held middle-market companies. In his consulting capacity, Mr. D’Appolonia is currently the President of Reorganized Cone Mills Corporation and from October 2003 to May 2005 served as Chief Restructuring Officer of Cone Mills Corporation. From September 2002 to October 2003, Mr. D’Appolonia was President and Director of Moll Industries, Inc. Mr. D’Appolonia previously served as President and Chief Executive Officer of McCulloch Corporation, Ametech, Inc., Halston Borghese, Inc. and Simmons Upholstered Furniture Inc. Mr. D’Appolonia is a member of the board of directors of The Washington Group International, Inc. and of Reorganized Cone Mills Corporation. Mr. D’Appolonia is a member of the Audit Committee and is a Class III director.
Mark C. Demetree
Director since 2005
      Mr. Demetree, 48, is Chairman and CEO of US Salt Holdings, LLC, a producer of inorganic chemicals. From 1993 to 1997, Mr. Demetree was President of North American Salt Company. From 1983 to 1987, Mr. Demetree was president of Demetree Brothers, Inc., an investment group involved in real estate investment, venture capital investments and corporate acquisitions. Mr. Demetree is non-executive Chairman of the Board of Texas Petrochemical, Inc. and is a director of American Italian Pasta Company, where he is

Chairman of the Compensation Committee. Mr. Demetree is also a director and non-executive Chairman of the Board of Pinnacle Properties Holdings. Mr. Demetree is a member of the Nominating and Corporate Governance Committee and is a Class II director.
David S. Ferguson
Director Nominee
      Mr. Ferguson, 60, is the principal of his own retail consulting business, DS Ferguson Enterprises, LLC, based in Atlanta, Georgia. Mr. Ferguson is the retired President and Chief Executive Officer of Wal*Mart Europe. He served in that capacity from September 2000 through July 2003. Prior to that, he was President and Chief Executive Officer of Wal*Mart Canada from February 1996 to September 2000. Mr. Ferguson was President and Chief Operating Officer as well as on the Board of Directors of Stuarts Department Stores in Franklin, Massachusetts from August 1994 through October 1995. He has over 30 years experience in the retail business and is currently Vice Chairman of the Board of Advisors of Miller Zell.
Phillip M. Martineau
Director since 2004
      Mr. Martineau, 57, is currently an independent business advisor. Most recently, he was President and CEO of High Voltage Engineering Corporation from December 2004 through February 2005. Prior to that, Mr. Martineau was Executive Vice President and Group President for HON Industries from 2000 to 2003. From 1996 through 1999, Mr. Martineau was CEO and President of ITW-Arcsmith. Mr. Martineau was a senior executive for Pacific Dunlop Ltd. from 1988 to 1994, as President of Ansell Industrial from 1994 to 1996, and CFO and Vice President Finance for GNB Technologies from 1988 to 1994. Mr. Martineau is a member of the board of directors of the Minnesota Parks and Trails Council. Mr. Martineau is a member of the Audit Committee and is a Class II director.
John P. Reilly
Director since 2004
      Mr. Reilly, 61, is the retired Chairman, President and Chief Executive Officer of Figgie International. He has more than thirty years of experience in the automotive industry, where he has served as President and CEO of a number of automotive suppliers, including Stant Corporation and Tenneco Automotive. He has also held leadership positions at the former Chrysler Corporation and Navistar, and has served as President of Brunswick Corporation. Mr. Reilly is currently on the board of directors of Material Sciences Corporation and Marshfield Door Systems. Mr. Reilly currently serves as Chairman of the Board, a member of the Compensation Committee, and is a Class I director.
Michael P. Ressner
Director since 2004
      Mr. Ressner, 56, is a retired Nortel Networks executive who, between 1981 and 2003, served in a number of senior financial and operational management positions. Mr. Ressner was an Adjunct Professor of Applied Financial Management at North Carolina State University between 2002 and 2004. He is currently an adviser within the College of Management at North Carolina State University. Mr. Ressner currently serves as a member of the board of directors for the following companies: Arsenal Digital Solutions, Entrust, Magellan Health Services, Proxim Corporation and Riverstone Networks. Mr. Ressner is Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee, and is a Class II director.
Carroll R. Wetzel
Director Nominee
      Mr. Wetzel, 62, most recently served as Chairman of the Board of Safety Components International, Inc., a supplier of automotive airbag fabric and cushions and technical fabrics from 2000 to 2005. From 1988 until the merger with Chase Manhattan Bank Mr. Wetzel was the Head of the Mergers and Acquisition Group of Chemical Banks, and Co-Head of the Group following that merger. Mr. Wetzel currently serves as a member of the board of directors of Laidlow International, Inc.
Jerome B. York
Director since 2005
      Mr. York, 67, is Chief Executive Officer of Harwinton Capital Corporation, a private investment company he founded in 2000. From 2000 until 2003, he was Chairman, President and Chief Executive Officer of MicroWarehouse Inc. Earlier, Mr. York served as Vice Chairman of Tracinda Corporation and as Senior Vice President and Chief Financial Officer of IBM Corporation. Prior to joining IBM, he was Executive Vice President-Finance and Chief Financial Officer of Chrysler Corporation. Mr. York currently serves on the board of directors of Apple Computer Inc. and Tyco International Ltd. Mr. York is Chairman of the Nominating and Corporate Governance Committee, and is a Class III director.
Gordon A. Ulsh
Director since 2005
      Mr. Ulsh, 59, is the Company’s President and Chief Executive Officer. Mr. Ulsh was appointed to his current position in April 2005. From 2001 until March 2005, Mr. Ulsh was Chairman, President and CEO of Texas-based FleetPride Inc., the nation’s largest independent aftermarket distributor of heavy-duty truck parts. Prior to joining FleetPride in 2001, Mr. Ulsh worked with Ripplewood Equity Partners, providing analysis of automotive industry segments for investment opportunities. Earlier, he served as President and Chief Operating Officer of Federal-Mogul Corporation in 1999 and as head of its Worldwide Aftermarket Division in 1998. Prior to Federal-Mogul, he held a number of leadership positions with Cooper Industries, including Executive Vice President of its automotive products segment. Mr. Ulsh joined Cooper’s Wagner Lighting business unit in 1984 as Vice President of Operations, following 16 years in manufacturing and engineering management at Ford Motor Company, and is a Class I director.
      If Item 2 is approved by the shareholders, the Board recommends that the shareholders vote FOR the election of each of the nine director nominees named above.
Directors for Election if Item 2 is Not Approved by Shareholders
      If Item 2 (the elimination of a classified Board) is not approved by the shareholders, the Class I directors standing for reelection, John P. Reilly and Gordon A. Ulsh, as well as director nominee, Carroll R. Wetzel, will be nominees for election to serve a term set to expire at the annual meeting in 2008 and until their successors are duly elected and qualified. Mr. Eugene I. Davis has decided not to seek reelection to the Board.
      If Item 2 is not approved by the shareholders, the Board recommends that the shareholders vote FOR the election of each of the three Class I director nominees named above.

ITEM 2 —	A PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED BOARD OF DIRECTORS
      The Company’s Certificate of Incorporation currently provides that the Board is divided into three classes designated as Class I, Class II and Class III, with each class as evenly divided in number as possible and with each class serving a three-year term. Currently, the term of the Class I directors is set to expire in 2005, the term of the Class II directors is set to expire in 2006 and the term of the Class III directors is set to expire in 2007.
      The Board is proposing an amendment to the Company’s Certificate of Incorporation to eliminate the classified Board structure. The election of directors is the primary means for shareholders to influence corporate governance policies and to hold management accountable for its implementation of these policies. Although the Board has agreed with certain of its major shareholders to recommend that this proposal be adopted by shareholders, the Board believes there are independent reasons that the proposal is in the best interest of the shareholders. Recent corporate governance reforms initiated by The Nasdaq Stock Market place heavy emphasis on the independence of directors and, in certain circumstances, may require corporations to adjust the composition of their boards of directors and committees of the board to comply with independence requirements. Some investors have come to view classified boards as having the effect of insulating directors from being accountable to a corporation’s shareholders. A classified board of directors prevents shareholders from electing directors on an annual basis and exercising influence over a corporation and may discourage proxy contests in which shareholders have an opportunity to vote for a competing slate of nominees. The Board is also sensitive to these issues and to the growing sentiment of the Company’s shareholders that an annual election of directors would increase the Board’s accountability to shareholders. Thus, the Board has determined that the Company’s classified Board structure should be eliminated.
      If this proposal is adopted, the language of Article V, Sections 3(a) and 3(b) of the Company’s Certificate of Incorporation would be deleted in their entirety and the following substituted:

“At each annual meeting of stockholders, including the annual meeting of stockholders in 2005, the terms of all directors shall expire upon the election and qualification of their successors and all directors shall be elected to hold office for a term expiring at the next succeeding annual meeting of stockholders and until their successors are duly elected and qualified.”
      Additionally, if the proposal is adopted, cross references to Sections 3(a) and 3(b) will be appropriately changed.
      If this proposed amendment is adopted, it will become effective upon filing the amendment with the Secretary of State for the State of Delaware. Upon acceptance by the Secretary of State’s office, shareholders will be asked to vote on the election of nine directors to serve a one-year term, as described in Item 1. If this proposal is not adopted, shareholders will be asked to vote on the election of three Class I directors, each for a three-year term, as described in Item 1.
      The Board recommends that the shareholders vote FOR the proposal to amend the Company’s Certificate of Incorporation to eliminate the classified Board.

ITEM 3 —	A PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO REMOVE THE LIMITATION ON THE MAXIMUM NUMBER OF DIRECTORS THAT CAN SERVE ON THE BOARD
      The Company’s Certificate of Incorporation currently provides that the number of directors on the Board shall be not less than seven and not more than nine as shall be fixed from time to time by the Board. The Board is proposing an amendment to the Company’s Certificate of Incorporation to remove the limitation on the maximum number of directors that can serve on the Board.
      The Board believes that the proposed removal of the limitation on the maximum number of directors on the Board will provide flexibility for the addition of future director candidates whose background and skills would prove beneficial to the Company and its shareholders. However, the proposed amendment may make it easier for a shareholder or group of shareholders to quickly acquire control of the Company, for example, through an increase in the number of directors and election of nominees to fill the newly-created vacancies.
      If this proposal is adopted, the first sentence of Article V, Section 2 of the Company’s Certificate of Incorporation would be deleted and replaced with the following:

“The number of directors shall not be less than seven. Subject to such minimum number, the exact number of directors shall be fixed from time to time by the Board.”

The remaining portions of Article V, Section 2 will remain unchanged.
      If this proposed amendment is approved by the shareholders, it will become effective upon the filing of the amendment with the Secretary of State for the State of Delaware.

      The Board recommends that the shareholders vote FOR the proposal to amend the Company’s Certificate of Incorporation to remove the limitation on the maximum number of directors that can serve on the Board.

ITEM 4 —	A PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO PERMIT HOLDERS OF OUTSTANDING SHARES REPRESENTING AT LEAST 15% OF THE VOTING POWER OF THE COMPANY’S CAPITAL STOCK TO CALL SPECIAL MEETINGS OF SHAREHOLDERS
      The Company’s Certificate of Incorporation currently provides that meetings of shareholders may be called only by the Chairman of the Board, the Chief Executive Officer, the Secretary or the Board pursuant to a resolution adopted by a majority of the Board, and explicitly denies shareholders the ability to call special meetings of shareholders.
      The Board believes that, in certain circumstances, shareholders should have the ability to call special meetings of shareholders. However, the Board is concerned that granting shareholders holding only a nominal amount of the voting power of the Company’s capital stock the ability to call special meetings could result in an unnecessary number of meetings which would be of little or no benefit to the shareholders as a whole and which would impose significant administrative and financial burdens on the Company. Accordingly, to strike an appropriate balance, the Board is proposing an amendment to the Company’s Certificate of Incorporation to permit holders of outstanding shares representing at least 15% of the voting power of the Company’s capital stock to call special meetings of shareholders.
      If this proposal is adopted, the last two sentences of Article VI, Section 1 of the Company’s Certificate of Incorporation shall be deleted in their entirety and replaced with the following:

“Meetings of holders of capital stock of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, the Secretary, or the Board pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board; provided that special meetings of stockholders may be called at any time by written request to the Corporate Secretary by the holders of outstanding shares representing at least 15% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote in the election of directors.”
      The remaining portions of Article VI, Section 1 will remain unchanged.
      If this proposal is adopted, it will become effective upon filing of the amendment with the Secretary of State for the State of Delaware. In addition, if this proposal is adopted, the Board will approve conforming changes to the Company’s Bylaws.
      The Board recommends that the shareholders vote FOR the proposal to amend the Company’s Certificate of Incorporation to permit holders of outstanding shares representing at least 15% of the voting power of the Company’s capital stock to call special meetings of shareholders.

ITEM 5 —	A PROPOSAL TO APPROVE THE 2004 STOCK INCENTIVE PLAN
      The Board of Directors recommends that shareholders approve the Company’s 2004 Stock Incentive Plan (the “2004 Plan”). Based on the recommendation of the Compensation Committee (the “Committee”), on September 7, 2004, the Board unanimously approved the 2004 Plan, subject to shareholder approval. The 2004 Plan provides for grants of stock options, restricted shares and performance awards to select key management employees, directors and consultants of the Company. The 2004 Plan is intended to assist the Company in attracting and retaining valuable executive leadership while providing long-term value to the Company’s shareholders. Although all of the Company’s employees, directors, consultants and individuals to whom offers of employment are extended are eligible to receive awards under the 2004 Plan, awards will generally be limited to approximately 100 executive and management employees and the Company’s directors.
      The following is a summary of the material terms of the 2004 Plan, but it does not include all of the provisions of the plan. The full text of the 2004 Plan is attached as Annex I to this proxy statement, and the following summary is qualified in its entirety by reference to such Annex.

Plan Administration
      The 2004 Plan will be administered by the Compensation Committee of the Board. The Board also has the authority to administer the 2004 Plan and to take all actions that the Committee is otherwise authorized to take under the 2004 Plan. The Committee has the authority to determine eligible individuals to whom awards may be granted, the number of shares or options awarded and the fair market value of the shares. The Committee is also responsible for determining the terms and conditions of awards and for approving the form of award agreements. The Committee will have the authority to interpret the 2004 Plan, to prescribe, amend and rescind rules and procedures relating to the 2004 Plan and to make all other determinations necessary or advisable for the administration of the 2004 Plan. The Committee may delegate authority to administer the 2004 Plan to reporting persons, officers or employees of the Company or its affiliates, subject to the applicable law and the restrictions set forth in the 2004 Plan.
      The Board retains the right to add additional members or replace members of the Committee with or without cause at any time.
Limits on Plan Awards
      A maximum of 3,125,000 shares of the Company’s common stock will be available for grants of all equity awards under the 2004 Plan all of which may be granted as incentive stock options. This represents approximately 9% of the Company’s diluted common shares outstanding as of March 31, 2005 and the Board believes that this number represents a reasonable amount of potential equity dilution. This maximum number is subject to adjustment in the event of a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification or other increase or decrease in the number of issued shares of common stock without receipt of consideration by the Company. In the event of any of these occurrences, the Committee may make such adjustments that it determines to be necessary to prevent dilution or enlargement of benefits intended to be made available under the 2004 Plan.
      The Company may not issue more than 850,000 shares of common stock pursuant to awards in the form of restricted shares and performance awards. In addition, during the term of the 2004 Plan, no participant may receive options for more than 600,000 shares and no participant may receive performance awards in a performance period that together exceed 600,000 shares and $2,000,000 in cash.
      Shares delivered under the 2004 Plan may be authorized but unissued shares or shares that the Company has reacquired or otherwise holds in treasury. To the extent that any award payable in shares of common stock expires, is forfeited, is cancelled, becomes unexercisable or for any other reason is not paid or delivered under the 2004 Plan, the shares subject to that award may be used for subsequent awards to the extent not prohibited by applicable law. Any shares withheld from a participant as full or partial payment to the Company of the exercise price or the tax withholding upon grant, exercise, vesting or distribution of an award may also be used for future awards under the 2004 Plan.
Eligibility and Participation
      Employees of the Company and its affiliates, directors of the Company and its affiliates, consultants and non-employees to whom an offer of employment has been extended will be eligible to receive grants under the 2004 Plan. However, only employees (including officers who are employees) may receive grants of incentive stock options. The Committee will determine who will receive awards, the number of shares of common stock subject to each award, the price (if any) to be paid for the award and all other terms of the award.
      As described under “Governance of the Company — Board Compensation,” each non-employee director of the Company is currently awarded stock options valued at $20,000 and restricted shares valued at $20,000, on an annual basis.
Types of Awards Available under the 2004 Plan
      The type of awards available under the 2004 Plan include stock options, restricted shares and performance awards.

Stock Options
      Stock options granted under the 2004 Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Internal Revenue Code of 1986, as amended. Incentive stock options may be granted only to employees of the Company and its affiliates. Stock options granted under the 2004 Plan will vest on the schedule determined by the Committee. The Committee may accelerate the vesting of stock options under certain circumstances. Most of the awards which have been granted under the 2004 Plan to date have a three-year vesting schedule, all of which are subject to shareholder approval. To the extent that the aggregate fair market value of shares of common stock underlying incentive stock options exceeds $100,000 when those options first become exercisable by a participant in any calendar year, the options in excess of $100,000 will be treated as non-qualified stock options.
      The exercise price of any stock option granted under the 2004 Plan may not be less than the fair market value of the Company’s common stock on the date the option is granted. However, with respect to incentive stock options granted to employees who own stock representing more than 10% of the combined voting power of all classes of stock of the Company or any affiliate, the exercise price may not be less than 110% of the fair market value of the Company’s common stock on the date the option is granted. The Committee may allow the exercise price to be paid in cash or check, with other shares of the Company’s common stock or through a cashless exercise program using a broker-dealer.
      The Committee will determine the term of each stock option granted under the 2004 Plan. The Committee has discretion to provide for a term of up to ten years. However, for incentive stock options granted to employees who own stock representing more than 10% of the combined voting power of all classes of stock of the Company or any affiliate, the term of the option may not exceed five years.
      To the extent the award agreement governing a grant does not specify the terms and conditions upon which a stock option will terminate in the event of the termination of a participant: (1) if a termination results from “disability” within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, the participant may exercise the option at any time within one year following the termination, to the extent the participant was entitled to exercise the option at the date of termination; (2) if a termination results from the participant’s death, or if death of the participant occurs within thirty days following the termination, the participant’s estate or person with rights to exercise the option may exercise the option at any time within one year following the date of the participant’s death, to the extent the option had vested at the date of the participant’s death or termination, as applicable; (3) if the participant is terminated for cause, the right to exercise the option is immediately forfeited and considered null and void; and (4) if a termination occurs for any other reason, the participant may exercise the option at any time within 90 days following the termination, to the extent the participant was entitled to exercise the option at the date of termination.
      No stock option granted under the 2004 Plan may be re-priced or surrendered in exchange for a replacement option having a lower exercise price except in connection with a stock split, stock dividend or similar event in order to prevent dilution or enlargement of benefits intended to be made available under the 2004 Plan.

Restricted Shares
      Restricted shares represent shares of the Company’s common stock. The Committee will determine the terms and conditions under which restricted shares will vest. Prior to the lapse of any restrictions with respect to restricted shares, the Company will issue stock certificates evidencing the shares that bear a legend referencing the applicable restrictions. These restricted shares and any dividends that accrue on the shares will be held by the Company or a third party designated by the Company until the restricted shares vest. Upon the vesting of restricted shares and the participant’s satisfaction of any applicable tax withholding requirements, the Company will release to the participant, free of any restrictions, one share of the Company’s common stock for each restricted share, but will pay cash in lieu of fractional shares. Subject to the Committee’s discretion, following the vesting of restricted shares, the participant may be eligible to receive cash dividends, simple interest and any stock dividends with respect to the vested shares which were declared and paid between the grant date and the vesting date.

Performance Awards
      Performance awards may be granted in the discretion of the Committee and such awards may be designated by the Committee as “performance compensation awards” which constitute “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended. With respect to each performance compensation award, the Committee will establish: (1) a performance period (of not less than one fiscal year) over which the attainment of the selected performance measure will be measured; (2) a performance measure to gauge the performance of the Company or a business unit, which, whether in absolute or relative terms including, without limitation, terms relative to a peer group or index, may be based on basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total shareholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of affiliates or business units. Each such measure shall be to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a performance compensation award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative; or (3) a performance formula for purposes of determining whether an award has been earned based on the level of performance attached with respect to a performance measure. The participant will be eligible to receive payment on a performance compensation award to the extent the performance measures are achieved and the performance formula as applied against the performance measures determine that the award has been earned for the relevant performance period.
Effect of Change in Control
      In the event of a “change in control” (as such term is defined in the 2004 Plan), the Committee has the discretion, without the need for further approval, to make arrangements for the successor corporation to assume or provide a substantially similar substitution for awards that have been granted, to accelerate the vesting for awards, to arrange for payment in exchange for cancellation of awards or make other modifications to the awards that the Committee deems necessary. If the awards are assumed or substituted by the successor corporation and the participant is involuntarily terminated within twelve months following the change in control, all of the participant’s awards will become fully vested and, with respect to options, fully exercisable.
Limited Transferability
      Awards granted under the 2004 Plan, including awards of restricted shares with restrictions that have not lapsed, generally may not be sold, pledged or otherwise transferred other than by will or by the laws of descent and distribution. However, the Committee may provide that an award (other than an incentive stock option) may be transferred to a member of the participant’s “immediate family,” to an inter vivos or testamentary trust for the benefit of designated beneficiaries or by gift to charitable institutions.
Term, Amendment and Termination of the 2004 Plan
      The 2004 Plan will continue in effect for a term of ten years from the September 7, 2004 effective date, unless earlier terminated by the Board. However, if the 2004 Plan is not approved by the shareholders by September 7, 2005, all awards under the 2004 Plan shall become null, void and of no force or effect. The Board may from time to time amend, discontinue or terminate the 2004 Plan, subject to applicable law requiring shareholder approval. No amendment, suspension or termination of the 2004 Plan will materially and adversely affect any outstanding award without the consent of the participant, unless such amendment, suspension or termination relates to an adjustment necessary in connection with a change in control, dissolution, liquidation or change in capitalization.

New Plan Benefits
      Because future awards under the 2004 Plan will be granted in the discretion of the Committee, the type, number, recipients and other terms of such awards cannot be determined at this time. In addition, because the 2004 Plan was not in effect for all of fiscal 2005, the benefits or amounts which would have been received by participants during fiscal 2005, if the plan had been in effect for the entire fiscal year, are not determinable. For the period of fiscal 2005 during which the 2004 Plan was in effect: 195,500 options were granted and 35,500 restricted shares were approved to be granted to the Company’s executive officers as a group; 12,672 options were granted and 7,584 restricted shares were approved to be granted to the Company’s non-executive directors as a group; and 277,600 options were granted and 54,700 restricted shares were approved to be granted to all of the Company’s non-executive employees as a group. Awards of options under the 2004 Plan which were granted to the Company’s named executive officers during fiscal 2005 are summarized under “Executive Compensation — Summary Compensation Table.” All of the foregoing options were granted subject to shareholder approval of the 2004 Plan at the 2005 annual meeting. All of the foregoing awards of restricted shares were approved by the Compensation Committee subject to and to be issued as of the date of shareholder approval of the 2004 Plan.
Certain Federal Income Tax Consequences of the 2004 Plan
      The following is a brief summary of the United States federal income tax rules relevant to options issued under the 2004 Plan, based upon the Internal Revenue Code as currently in effect. These rules are highly technical and subject to change in the future. Because federal income tax consequences will vary as a result of individual circumstances, grantees should consult their personal tax advisors with respect to the tax consequences associated with stock options. Moreover, the following summary relates only to grantees’ United States federal income tax treatment, and applicable state, local and foreign tax consequences may be substantially different.
      Non-Qualified Stock Options. Upon the grant of a non-qualified stock option, a grantee will not recognize any taxable income, and the Company will not be entitled to a deduction. Upon the exercise of a non-qualified option, the grantee will recognize ordinary income, subject to wage and employment tax withholding, equal to the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price. The Company will be entitled to a deduction equal to the compensation taxable to the grantee.
      If a grantee sells common stock acquired upon the exercise of a non-qualified option, the grantee will recognize capital gain or loss equal to the difference between the selling price of the stock and its fair market value on the date of exercise. The capital gain or loss will be long- or short-term, depending on whether the grantee has held the stock for more than one year. In any event, the Company will not be entitled to a deduction with respect to any capital gain recognized by the grantee.
      Short-term capital gains are generally subject to the same federal income tax rate as ordinary income. The current maximum rate for ordinary income is 35%. Long-term capital gains are generally subject to a maximum rate of 15% for shares held for more than one year. Capital losses on the sale of stock acquired upon an option’s exercise may be used to offset capital gains. If capital losses exceed capital gains, then up to $3,000 of the excess losses may be deducted from ordinary income. Remaining capital losses may be carried forward to future tax years.
      Incentive Stock Options. A grantee will not recognize taxable income on the grant or exercise of an incentive stock option. However, the excess of the common stock’s fair market value on the option exercise date over the exercise price will be included in the grantee’s alternative minimum taxable income. The grantee may thereby become subject to an alternative minimum tax, which may be payable even though the grantee does not receive any cash upon the option’s exercise with which to pay the tax.
      Upon the sale of common stock acquired upon exercise of an incentive stock option, the grantee will recognize long-term capital gain or loss, measured by the difference between the stock’s selling price and the option exercise price, so long as he or she has held the stock more than one year after the date of exercise and more than two years after the date of grant. The Company will not be entitled to any deduction because of the grant or exercise of an incentive stock option, or because of the sale of stock received upon exercise of an incentive stock option after the required holding periods have been satisfied.
      However, if a grantee disposes of common stock acquired upon exercise of an incentive stock option before the required holding periods have expired, including through the delivery of any shares of the stock in payment of all or part of the exercise price of an incentive stock option, the grantee will recognize taxable ordinary income in an amount equal to the difference between the option’s exercise price and the lesser of (i) the common stock’s fair market value on the date of exercise and (ii) the selling price. The Company will be allowed a corresponding deduction equal to the amount of compensation taxable to the grantee. If the selling price of the stock exceeds the fair market value on the exercise date, the excess will be taxable to the grantee as long- or short-term capital gain, depending on whether the grantee held the stock for more than one year. The Company will not be allowed a deduction with respect to any capital gain of this nature recognized by the grantee.
      Restricted Stock Awards. A participant will not recognize taxable income at the time of the grant of a restricted stock award, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time such restricted stock award is granted. If such election is not made, the participant will recognize taxable income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions is deductible by the Company, as compensation expense, except to the extent the limit of Section 162(m) applies. In addition, a participant receiving dividends with respect to shares subject to a restricted stock award for which the above-described election has not been made and prior to the time the restrictions lapse will recognize taxable compensation (subject to income tax withholding for Company employees), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) applies.
      Effect of Rule 16b-3(d)(3) under the Exchange Act. The tax consequences of either non-qualified stock options or incentive stock options may vary for those directors and executive officers who are subject to the short-swing trading restrictions of Section 16(b) of the Securities Exchange Act of 1934, if those persons are exempted from these restrictions solely in reliance upon the six-month holding provision of Rule 16b-3(d)(3). In general, a participant that falls into this category will recognize income, or begin applicable holding periods, on the later of (i) the date of exercise and (ii) the date six months after the option grant date, unless the participant files an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code within 30 days of the date of exercise. Under the election, a grantee elects to recognize income on the exercise date, based on the common stock’s fair market value on that date, and the grantee’s holding period begins on such date.
      Transfer of Option to Family Members. Under the 2004 Plan, the Committee may permit transfers of non-qualified stock options through gifts to grantees’ family members, although incentive stock options are not allowed to be transferable to family members other than by will or the laws of descent and distribution. A grantee will not recognize taxable income on the transfer of a non-qualified stock option to a member of the grantee’s family. However, when the transferee of the option exercises the option, the grantee will recognize ordinary income, subject to wage and employment tax withholding, equal to the excess of the fair market value of the common stock acquired by the transferee of the option on the date of exercise over the exercise price. The Company will be entitled to a deduction equal to the grantee’s ordinary income. The transferee of the option will have a capital gain or loss upon a subsequent sale of the stock in an amount equal to the sale price less the fair market value of the stock on the date the option was exercised. Any capital gain recognized by the transferee will be long-term capital gain if the transferee has held the stock for more than one year after the exercise date.
      For gift tax purposes, the transfer of an option constitutes a completed gift on the date the grantee transfer the option if the option is exercisable and the stock that would be received on exercise would not be subject to restrictions. Otherwise, the transfer of an option will not constitute a completed gift until the first date that both of these conditions are satisfied. For estate tax purposes, a transferred option is not included in the grantee’s estate unless, on the date of the grantee’s death, the transferred option is not exercisable or the stock that would be received on exercise would be subject to restrictions.
      The Board recommends a vote FOR the proposal to approve the Company’s 2004 Stock Incentive Plan.

ITEM 6 —	THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2006
      The Audit Committee selects the Company’s independent auditors. This proposal is put before the shareholders because, though the shareholder vote is not binding on the Audit Committee, the Board believes that it is good corporate practice to seek shareholder ratification of the Audit Committee’s appointment of the independent auditors. If the appointment of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will evaluate the basis for the shareholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to shareholders. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year.
      Representatives of PricewaterhouseCoopers LLP are expected to attend the 2005 annual meeting and to respond to appropriate questions from shareholders present at the meeting and will have an opportunity to make a statement if they desire to do so.
Fees of Independent Public Accountants for Fiscal 2005 and 2004
      The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP (“PwC”) for the audit of the Company’s annual financial statements and internal control over financial reporting for fiscal 2005 and the annual financial statements for fiscal 2004, together with fees for audit-related services and tax services rendered by PricewaterhouseCoopers LLP for fiscal 2005 and fiscal 2004.

	Fiscal 2005	Fiscal 2004

(1) Audit fees(a)	$7,418,229	$3,473,522
(2) Audit-related fees(b)	436,404	77,732
(3) Tax fees(c)	11,163	23,160
(4) All other fees(d)	$19,083	$27,746

(a)	Fees for professional services performed by PwC for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory regulatory filings or engagements. Fees for fiscal 2005 also included $2,999,851 and $547,882 for the audit of the Company’s internal control over financial reporting and Fresh Start accounting, respectively.

(b)	Fees for assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of the Company’s financial statements, including employee benefit plan audits.

(c)	Fees for professional services performed by PwC with respect to compliance and tax consulting.

(d)	For fiscal 2005, fees related to pension advice, as well as advice regarding subsidiary management matters. For fiscal 2004, fees related to advice on regulatory requirements.
      All audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s charter provides that individual engagements must be separately approved. The policy also requires specific approval by the Audit Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

      Pursuant to the Audit Committee charter, attached as Annex II to this proxy statement, the Audit Committee must approve all audit engagement fees and other significant compensation to be paid to the independent auditor and the terms of such engagement. Additionally, the Audit Committee must pre-approve any non-audit services to be provided to the Company by the independent auditor. Based on the fees disclosed above, approximately 40% of PricewaterhouseCoopers’ fees approved by the Audit Committee related to audit of the Company’s internal control over financial reporting for the fiscal year ended March 31, 2005.
      The Board recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal 2006.
OTHER MATTERS
      As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the 2005 annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.
GOVERNANCE OF THE COMPANY
      The Company is committed to maintaining the highest standards of business conduct and corporate governance, which the Company believes is essential to running its business efficiently, serving its shareholders well and maintaining its integrity in the marketplace. The Company has adopted a Code of Ethics and Business Conduct for directors, officers (including the principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions) and all of the Company’s employees. The Company has also adopted Corporate Governance Guidelines, which, in conjunction with the Company’s Certificate of Incorporation, Bylaws and committee charters form the framework for the Company’s governance. The Company’s Corporate Governance Guidelines and Code of Ethics and Business Conduct are available on the Investor Relations page of the Company’s website http://www.exide.com. The Company will post on this website any amendments to the code or waivers of the code for directors and executive officers and will disclose waivers of the code in a Current Report on Form 8-K within four business days. Shareholders may request free printed copies of the Code of Ethics and Business Conduct from:
Exide Technologies
13000 Deerfield Parkway
Building 200
Alpharetta, Georgia 30004
Attn: Corporate Secretary

Board Committees and Meetings
      The members of the Board on the date of this proxy statement, and the committees of the Board on which they currently serve, are identified below.

Nominating
and Corporate
	Compensation	Audit	Governance
Director	Committee(1)	Committee	Committee

Michael R. D’Appolonia		Member
Eugene I. Davis	Chair
Mark C. Demetree			Member
Phillip M. Martineau		Member
John P. Reilly, Chairman	Member
Michael P. Ressner		Chair	Member
Gordon A. Ulsh
Jerome B. York			Chair

(1)	Mr. Davis has announced his decision not to seek re-election at the annual meeting. Pursuant to the requirements of the Compensation Committee charter, the Board will appoint three members of the Board to serve on the Compensation Committee upon the election of directors at the annual meeting.
      The Board met 32 times during fiscal 2005. Each director attended at least 75% of all meetings of the Board and committees on which he served. Under the Company’s Corporate Governance Guidelines, each director is expected to attend Board meetings on a regular basis.
      The Board of Directors has standing Audit, Nominating and Corporate Governance and Compensation Committees. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on the Investor Relations page of Company’s website at http://www.exide.com. A free printed copy of each of these charters are available to any shareholder who requests it from the address listed under the heading “Governance of the Company.”

Audit Committee
      The Audit Committee met 11 times during fiscal 2005. The purpose of the Audit Committee is to assist the Board in overseeing the accounting and financial reporting processes and the audits of the Company’s financial statements. The Audit Committee’s primary duties and responsibilities are to:

•	monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

•	appoint, approve and monitor the independence, services, performance and compensation of the Company’s independent auditors and internal audit services;

•	provide an avenue of communication among the independent auditors, the Company’s Disclosure Committee, management, employees, the internal audit function and the Board;

•	review and approve, as appropriate, related party transactions for potential conflict of interest situations;

•	prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) rules require to be included in the Company’s annual proxy statement; and

•	monitor and approve the scope of the Company’s internal audit plan and work program and coordinate the Company’s internal and external audits.
      In May 2005, the Board determined that all of the members of the Audit Committee are independent within the meaning of SEC regulations, the listing standards of The Nasdaq Stock Market and the Company’s Corporate Governance Guidelines. The Board has determined that Mr. Ressner, the chair of the Audit

Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations, and that he has financial sophistication within the meaning of the listing standards of The Nasdaq Stock Market.
      The report of the Audit Committee is included herein under the heading “Report of the Audit Committee.” The charter of the Audit Committee is available on the Company’s website listed above and is also included as Annex II to this proxy statement.

Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee met seven times during fiscal 2005. The purpose of the Nominating and Corporate Governance Committee is to assist the Board in identifying qualified individuals to serve as executive officers and directors on the Board. The primary duties and responsibilities of the Nominating and Corporate Governance Committee are to:

•	establish criteria for selecting new directors, identify individuals qualified to become Board members based on these criteria and recommend to the Board for its consideration such individuals as nominees to the Board;

•	coordinate with management major changes in staffing throughout the organization and strategies to achieve employee diversity;

•	oversee evaluations of the Board, individual Board members and the Board committees; and

•	develop, evaluate and make recommendations to the Board with respect to the Company’s corporate governance policies and procedures and Code of Ethics and Business Conduct.
      In May 2005, the Board determined that all of the members of the Nominating and Corporate Governance Committee are independent within the meaning of SEC regulations, the listing standards of The Nasdaq Stock Market and the Company’s Corporate Governance Guidelines.

Compensation Committee
      The Compensation Committee met 10 times during fiscal 2005. The purpose of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities with respect to compensation. The Compensation Committee’s primary duties and responsibilities are to:

•	oversee the administration of the Company’s compensation plans, in particular its incentive compensation and equity-based plans;

•	develop and recommend to the Board total compensation for the Company’s Chief Executive Officer and determine compensation for all other executive officers, including oversight of the administration of the Company’s executive benefit plans; and

•	prepare the report on executive compensation to be included in the annual proxy statement as required by the rules and regulations of the SEC.
      In May 2005, the Board determined that all of the members of the Compensation Committee are independent within the meaning of SEC regulations, the listing standards of The Nasdaq Stock Market and the Company’s Corporate Governance Guidelines.
Board Compensation
      Each non-employee director receives an annual retainer of $40,000 payable prospectively in quarterly cash installments. Additionally, the Chairman of the Board receives an annual retainer of $50,000 payable prospectively in quarterly installments. The Chairman of the Audit Committee receives an additional annual retainer of $15,000, the Chairman of the Compensation Committee receives an annual retainer of $10,000 and the Chairman of the Nominating and Corporate Governance Committee receives an annual retainer of $3,000, each paid prospectively in quarterly installments.

      Each non-employee director receives an annual grant of options and restricted shares each equal to $20,000, based on the average of the high and low trading prices of the Company’s stock averaged over the ten trading days prior to the date of grant. These options and restricted shares have a one-year vesting period, except that options and restricted shares awarded on October 13, 2004 to Class I directors who seek re-election and are not re-elected at the 2005 annual meeting will vest immediately upon their failure to be re-elected. The initial award to the directors on October 13, 2004 included options to purchase 2,112 shares of the Company’s common stock at $9.47 per share and 1,264 restricted shares. These awards are subject to approval of the Company’s 2004 Stock Incentive Plan at the 2005 annual meeting, and the restricted stock will not be considered granted and issued until the date of such shareholder approval.
      Beginning with fees payable in January 2006, non-employee directors may receive their fees in the form of stock options instead of cash. If a non-employee director elects to receive his annual fees as stock options instead of cash, such fees will be converted into options exercisable for three times the number of shares of common stock. The options would have an exercise price equal to the fair market value on the grant date, a ten-year term and be fully vested upon the grant date.
      Directors who are also employees of the Company receive no additional compensation for service as a director. Additionally, the Company does not provide retirement benefits to non-employee directors under any current program.
Chairman of the Board of Directors
      The Company’s bylaws provide that the Chairman of the Board may not be an executive of the Company. Upon the Company’s emergence from bankruptcy, Mr. John P. Reilly was named Chairman of the Board. Mr. Reilly, as Chairman, presides over all meetings of the Board and shareholders, including executive sessions of the Board, establishes the agenda of the Board for each meeting in consultation with the Board and management and, with the recommendations of the Nominating and Corporate Governance Committee, selects the membership and chair of each Committee.
Executive Sessions
      Executive sessions of independent directors are held in connection with regularly scheduled Board meetings and at other times as necessary. The Board’s policy is to hold executive sessions without the presence of management, including the Chief Executive Officer and other non-independent directors. If independent, the Chairman of the Board will preside over executive sessions. If the Chairman of the Board is not independent, the presiding director will be chosen by the Chairman.
Nomination of Directors

Director Qualifications and Nomination Process
      The Board seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and to its shareholders. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.
      Annually, the Nominating and Corporate Governance Committee will review the qualifications and backgrounds of the directors, as well as the overall composition of the Board, and recommend to the full Board the slate of directors to be recommended for nomination for election at the Company’s annual meeting of shareholders. Nominations to the Board may also be submitted to the Nominating and Corporate Governance Committee by the Company’s shareholders. For non-interim director seats, the Chief Executive Officer and Chairman of the Nominating and Corporate Governance Committee will extend the formal invitation to an individual to become a member of the Board, subject to the vote of the Company’s shareholders.
      A director need not be a shareholder of the Company (although stock ownership is highly recommended), a resident of the State of Delaware or a citizen of the United States. In reviewing potential director nominees, the Nominating and Corporate Governance Committee seeks candidates who demonstrate the following qualities, as set forth in the Company’s Corporate Governance Guidelines:

Experience:

•	High-level leadership experience in business or similar activities;

•	Breadth of knowledge about issues affecting the Company; and

•	Ability and willingness to contribute special competencies to Board activities.

Personal attributes:

•	High personal integrity;

•	Loyalty to the Company and concern for its success and welfare, courage to criticize and to apply sound business ethics and sound and independent judgment;

•	Awareness of a director’s vital part in the Company’s good corporate citizenship and corporate image;

•	Time available for meetings and consultation on company matters;

•	Contacts with business and political leaders; and

•	Willingness to assume fiduciary responsibility on behalf of the Company.

Shareholder Recommendations and Nominees
      The policy of the Company’s Nominating and Corporate Governance Committee is to consider properly submitted recommendations for candidates to the Board from shareholders. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of experience, knowledge, integrity and capability on the Board and to address the membership criteria set forth under “Director Qualifications and Nomination Process” above. Any shareholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and the Company within the last three years, at least three personal references, a statement of recommendation of the candidate from the shareholder, a description of the shares of the Company beneficially owned by the shareholder, a description of all arrangements between the candidate and the recommending shareholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Board and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request. Shareholder recommendations to the Board should be sent to:
Exide Technologies
13000 Deerfield Parkway
Building 200
Alpharetta, Georgia 30004
Attn: Corporate Secretary
      In addition, the Company’s bylaws permit shareholders to nominate directors for consideration at an annual meeting. For a description of the process for nominating directors in accordance with the Company’s bylaws, see the information under the heading “Shareholder Proposals and Director Nominations for 2006 Annual Meeting — Nomination of Director Candidates” below.
Director Independence
      The Company’s non-executive directors satisfy the requirements of director independence as defined under the rules of The Nasdaq Stock Market. Under rules of The Nasdaq Stock Market, a director is independent if he or she is not an officer or employee of the Company and the Board has determined there is not a relationship that would interfere with the director’s exercise of independent judgment in fulfilling his or her responsibilities as a director. A director will not be considered independent if he or she (i) is, or during the past three years was, employed by the Company or its subsidiaries, or had a family member employed by the Company or its subsidiaries as an executive officer during such time, (ii) accepts, or has a family who accepts, any payment from the Company or its subsidiaries, in excess of $60,000 during any period of twelve consecutive months within the three years preceding the determination of independence, (iii) is an affiliate of an organization with which the Company does significant business; (iv) is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or (v) is or was a partner or employee of the Company’s outside auditor, and worked on the Company’s audit, during the past three years. The determination that a director is independent shall be made by the Board following a review of all relevant information and a recommendation by the Nominating and Corporate Governance Committee.
      Pursuant to the Corporate Governance Guidelines, the Nominating and Corporate Governance Committee has reviewed director and officer questionnaires submitted by each sitting director and each director nominated for election at the 2005 annual meeting. Based on this review, the Nominating and Corporate Governance Committee made its findings and recommendations to the Board. The Board also considered transactions and relationships between each director and director nominee (and members of their immediate families) and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions” below. The Board also examined transactions and relationships between each director and director nominee (and their affiliates) and members of the Company’s senior management or their affiliates. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that any director or director nominee is independent.
      As a result of this and subsequent reviews, the Board affirmatively determined that all of the sitting directors and directors nominated for election at the 2005 annual meeting are independent of the Company and its management under the standards set forth in the rules of The Nasdaq Stock Market and the Corporate Governance Guidelines, with the exception of Mr. Ulsh. Mr. Ulsh is an inside director because of his employment as the President and Chief Executive Officer of the Company.
      In determining that each of the other directors and director nominees is independent, the Board considered that some directors were directors (but not officers) of companies or institutions to which Company sells products and services or from which the Company purchases products and services, but determined that these relationships did not impair the independence of those directors.
Shareholder Communications with the Board
      Shareholders and other parties interested in communicating directly with the Chairman of the Board or with the non-management directors as a group may do so by writing to Chairman of the Board, Exide Technologies, 13000 Deerfield Parkway, Building 200, Alpharetta, Georgia 30004. Under a process approved by the Board, correspondence directed to the Chairman of the Board or other non-management directors will be forwarded to the Company’s management for response, unless a majority of the Board delegates to such director authority to respond to such communication. In such event, the responding director shall promptly document the substance of such communication and send such documentation to the other directors, the Chief Executive Officer and General Counsel of the Company. As earlier reported by the Company on a Current Report on Form 8-K filed March 3, 2005, the Board has agreed to permit directors to communicate with shareholders if (1) such communications are initiated by the shareholder, (2) the director does not provide any shareholder with material non-public information regarding the Company and (3) the director promptly advises the Company’s General Counsel of the substance of the communications.
REPORT OF THE AUDIT COMMITTEE
      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company specifically incorporates this Report by reference therein.
Purpose
      The charter of the Committee, as adopted in May 2004, specifies the Committee’s purpose to assist the Board in overseeing the accounting and financial reporting processes and the audits of the Company’s financial statements. The Committee’s primary responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

•	Appoint, approve and monitor the independence, services, performance and compensation of the Company’s independent auditors and internal audit services.

•	Provide an avenue of communication among the independent auditors, the Company’s Disclosure Committee, management, employees, the internal audit function and the Board of Directors.

•	Review and approve, as appropriate, related party transactions for potential conflict of interest situations.

•	Prepare the report that the SEC rules require to be included in the Company’s annual proxy statement.

•	Monitor and approve the scope of the Company’s internal audit plan and work program and coordinate the Company’s internal and external audits.
      The full text of the Committee’s charter is available on the Investor Relations page of the Company’s website (www.exide.com) and is attached hereto as Annex II.
      The Committee schedules its meetings with a view to ensuring that it devoted appropriate attention to the responsibilities identified in its charter. The Committee’s meetings include meetings with the General Counsel and, when necessary or appropriate, executive sessions with the Company’s independent auditor, PricewaterhouseCoopers LLP, and the Company’s Vice President — Internal Audit, in each case without the presence of the Company’s management.
Independent Auditor Communications
      The Committee discussed with the independent auditors matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including management judgments and accounting estimates, as well as whether the there were any significant audit adjustments, any disagreements with management or any difficulties encountered in performing the audit. The Committee also discussed with PricewaterhouseCoopers LLP matters relating to its independence, which discussion included a review of the firm’s audit and non-audit fees, as may be modified or supplemented. In connection with such discussions, the Committee received the written disclosures and letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).
Internal Controls
      During fiscal 2005, the Committee discussed with management the scope and progress of management’s evaluation of the Company’s internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act. The Committee also discussed with the independent auditors the status of its testing of internal controls over financial reporting and whether any deficiencies existed.
Review of Periodic Reports
      The Committee reviewed with management and the independent auditors each of the Company’s quarterly and annual reports for fiscal 2005, which review included a discussion regarding accounting principles, practices and judgments. The Committee also reviewed and discussed with management the earnings press releases accompanying such quarterly and annual reports.
Incorporation of Audited Financial Statements
      As a result of its review of the audited financial statements, as well as its discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2005 for filing with the SEC.

Members of the Audit Committee

Michael P. Ressner, Chairman
Michael R. D’Appolonia
Philip M. Martineau

REPORT OF THE COMPENSATION COMMITTEE
      The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company specifically incorporates this Report by reference therein.
      The Compensation Committee of the Board has furnished the following report on executive compensation for fiscal 2005.
Philosophy and Components of Executive Compensation
      The Committee’s primary objective is to have an executive compensation program that attracts, motivates and retains a strong leadership team that is rewarded based on Company financial objectives and increasing shareholder value. The program targets a total cash value equitable to the market average while also providing executives with the opportunity to earn total cash compensation which is higher than the market average based upon their individual contribution to the Company attaining its growth and profit objectives. A core strategy of the executive compensation program is to link compensation to the performance of the Company, its various business units and teams and the individual executive. The Committee also strives to ensure that the amount of each executive’s incentive compensation increases directly with the level of that executive’s responsibility. Each year, internal and external consultants review the executive compensation philosophy and components to ensure competitiveness in the marketplace and current company climate. Although a yearly review is conducted on the values and metrics, the core components of compensation for executive officers of the Company include a base salary, a short-term incentive plan (or annual cash bonus) and a long-term incentive plan (for equity compensation), each of which are described below.
Base Salary
      Each year, the Committee, upon management’s recommendation, reviews the base salaries for executive officers of the Company and makes recommendations to the Board regarding the salary of the Company’s Chief Executive Officer. The Committee recommends base salary modifications for the executive officers based on several factors including individual performance, current market conditions, years of experience, industry-specific experience, national and local salaries of comparable positions (internally and externally), and level of responsibility. Consistent high performance will enable the individual to obtain a salary above the prevailing market rate. If the market rate is higher than current company salaries and if both company conditions and individual performance are favorable, most executives will receive an increase approximately April 1 of each year. Due to adverse company conditions, most senior executive officers did not receive an increase in fiscal 2005.
Short Term Incentive (Cash Bonus)
      In May 2002, the Board adopted an annual cash incentive plan, the Corporate Incentive Plan (“CIP”), which applies to the Chief Executive Officer, direct reports of the Chief Executive Officer, other senior managers and certain professionals located throughout the world. The CIP’s objective is to provide a competitive financial opportunity that will motivate key contributors to achieve or exceed the Company’s business plan. The CIP is a goal-driven plan based on the following components: 1) annual financial performance which includes the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) and improvements in working capital and operating cash flow; and 2) the accomplishment of strategic and personal goals, which are evaluated annually under the Company’s Performance Plus review process. The Performance Plus review process is a yearly employee evaluation which helps the company and employee implement and define individual, team, and company contributions, growth, challenges and fiscal year goals.
      For senior executive officers, the Company establishes target bonuses ranging between 30% and 50% of base salary. For the Chief Executive Officer, the Company has established a target bonus at 100% of base salary. The targets are reviewed on a yearly basis as a part of the total cash compensation review. As market conditions remained consistent coupled with fiscal 2005 company performance, bonuses targets were not adjusted for fiscal 2005. However, the plan does allow these individuals the opportunity to earn a bonus in excess of the target if company and individual performance exceeds expectations.
      The Board may approve discretionary payments under the CIP. Due to overall company performance no payments were made under the CIP to the Chief Executive Officer or any of the other executive officers listed in the Summary Compensation Table during fiscal 2005.
Long Term Incentives (Equity Compensation)
      On October 13, 2004, the Board adopted the 2004 Plan to provide incentives and awards to certain employees, including the Chief Executive Officer and other senior executive officers, directors and certain consultants. The types of awards available under the 2004 Plan include options, restricted shares and performance awards. The 2004 Plan and all awards granted under the 2004 Plan are subject to shareholder approval at the 2005 annual meeting, and all awards of restricted stock approved prior to such shareholder meeting will be considered granted and issued only if and as of the date the shareholders approve the 2004 Plan.
      The 2004 Plan was created to align the interests of management with the long-term interests of the Company’s shareholders and consistent with the business strategy. The Committee, after review with an independent compensation consultant, determined that an allocation of 75% options and 25% restricted shares would provide the appropriate balance of maximizing long-term shareholder value with the goals of compensating executive officers.
      The amount of equity awards granted to each recipient is based on independent consultant recommendations as based on company performance, company standing in the market place, and competitive market data. The value of awards granted under the 2004 Plan ranges from 40% and 125% of the base compensation, depending on the participant’s position.

Options
      Pursuant to the 2004 Plan, 195,500 options were granted to executive officers in fiscal 2005, representing 40.2% of all options awarded. The options have a three-year vesting period, with one-third of the options vesting on October 13, 2005, one-third vesting on October 13, 2006 and the remaining one-third vesting on October 13, 2007. These options awards were based on the achievement of company goals and for recognition of individual performance in connection with the Company’s restructuring efforts and successful emergence from bankruptcy. The option awards are valued using the Black-Scholes model based on outside consultant review and determination of peer companies and their volatility rates.

Restricted Shares
      Pursuant to the 2004 Plan, 35,500 restricted shares were approved for granting to executive officers in fiscal 2005, representing 36.3% of all shares awarded. These restricted shares have a five-year vesting period, with 20% vesting on October 13 of each year from 2005 through 2009. These awards were based on the achievement of company and individual goals and for recognition of individual performance in connection with the Company’s restructuring efforts and successful emergence from bankruptcy. The restricted shares were valued based on the fair market value of the Company’s common stock on the date of approval by the Compensation Committee, but will not be considered granted and issued until the date the 2004 Plan is approved by shareholders.

Performance Awards
      The 2004 Plan provides the Committee with the discretion to grant performance awards to participants in the 2004 Plan. Performance awards provide executives with the opportunity to receive payments for meeting certain objective goals established by the Committee during a specified performance period. No performance awards were granted to executive officers in fiscal 2005.
Restructuring Milestone Incentive Plan
      The Restructuring Milestone Incentive Plan (the “Milestone Plan”) was a long term plan tied to the achievement of particular restructuring objectives (including Court approval of a final plan of reorganization) and was intended to provide incentives and rewards for completing the Company’s restructuring work. In February 2002, the Board approved the Milestone Plan. The plan was established to provide incentives designed to attract and retain individuals whose services were deemed highly desirable in connection with the Company’s restructuring. The performance goals and awards for each period were specific to each of the named executive officers and were payable only at the stated amount and only upon achievement by each officer of the applicable performance goal. All award payments were paid in cash and were earned based on the achievement of goals that were specific to each participant with respect to three separate achievement dates — March 1, 2002, November 30, 2002 and June 30, 2003. On May 7, 2004, an additional award was made to each of the named executive officers as recognition of his/her commitment and dedication in connection with the Company’s restructuring. Of the total available award, 25% was payable upon achievement of each of the performance goals.
      Payments were made for the period ended March 1, 2002 as all performance goals were achieved. Payments for the second installment were made on January 31, 2003 to those that achieved their performance goals as of November 30, 2002. Payments for the third installment were made on August 29, 2003 to those that achieved their performance goals as of June 30, 2003. There was an additional award paid on May 7, 2004 following the confirmation of the Plan of Reorganization by the Bankruptcy Court on May 5, 2004. All payments from the Milestone Plan were approved by the Bankruptcy Court on July 30, 2002. No further payments will be made to executives under the Milestone Plan.
Compensation of the Chief Executive Officer
      Craig H. Muhlhauser, the Company’s President and Chief Executive Officer during fiscal 2005, stepped down as the Company’s President and Chief Executive Officer on April 1, 2005, as announced by the Company on October 12, 2004. The Company also entered into a separation agreement with Mr. Muhlhauser on October 12, 2004 entitling Mr. Muhlhauser to certain severance benefits upon his departure, including: accrued but unpaid base salary, bonus and vacation pay through the date of his departure; base salary (in the amount of $750,000 per year) and bonus payments for the three-year period following his departure; continued coverage under the Company’s life insurance, disability, medical, dental and hospitalization benefit plans for himself and his dependents; financial assistance for professional outplacement services; and reasonable legal fees and expenses in connection with the negotiation and execution of the severance agreement not to exceed $10,000. Most of these severance benefits were contingent on Mr. Muhlhauser’s release of the Company with respect to certain claims.
      Mr. Muhlhauser’s base salary for fiscal 2005 was $750,000, unchanged from fiscal 2004. For the reasons stated above, Mr. Muhlhauser was not awarded a cash bonus or any long term incentives in fiscal 2005.
      As announced by the Company on March 3, 2005, beginning on April 2, 2005, Gordon A. Ulsh succeeded Mr. Muhlhauser as the Company’s President and Chief Executive Officer. Pursuant to the terms of Mr. Ulsh’s employment agreement, he will receive annual base compensation of not less than $800,000 and a target bonus of 100% of base salary, which may be greater if justified by performance against goals established by the Committee. For fiscal 2006, Mr. Ulsh is guaranteed a minimum bonus of no less than $375,000, regardless of whether any performance goals are satisfied. Mr. Ulsh also received a bonus of $300,000 payable on his first day of employment with the Company.
      Mr. Ulsh will receive incentive compensation of 150,000 stock options at a per share exercise price equal to the fair market value of one share of the Company’s common stock on the date of grant and 30,000 restricted shares, which will be subject to the terms and vesting schedules under the 2004 Plan. Mr. Ulsh will also receive replacement equity compensation of 80,000 stock options at a per share exercise price equal to the fair market value of one share of the Company’s common stock on the date of grant and 100,000 restricted shares, both of which will vest over a three-year period. Mr. Ulsh will also be reimbursed for reasonable expenses incurred in connection with relocated himself and his family to Atlanta, Georgia and for any loss of equity value on the sale of his current home. Mr. Ulsh will be entitled to a “gross-up payment” if any payment is subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended.
Internal Revenue Code Section 162(m) Consideration
      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.
      The Committee designs certain components of executive compensation to ensure full deductibility. The Committee believes, however, that shareholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Committee has from time to time approved elements of compensation for certain officers that are not fully deductible, and reserves the right to do so in the future in appropriate circumstances.
      We, the Compensation Committee of Exide Technologies, believe a strong link exists between executive pay and the performance of the Company.

Members of the Compensation Committee

Eugene I. Davis (Chair)
John P. Reilly

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth information concerning total compensation earned by or paid to the Company’s Chief Executive Officer and four other most highly compensated executive officers of the Company who served in such capacities as of March 31, 2005 (the “named executive officers”) for services rendered to the Company during each of the past three fiscal years.

					Long-Term
					Compensation
		Annual Compensation
					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
Name	Year	Salary	Bonus(1)	Compensation(2)	Awards(3)	Options	Compensation(4)

Craig H. Muhlhauser(5)	2005	$750,000	—	$6,000	—	—	$692,113
Former President and CEO	2004	$750,000	$103,542	$23,285	—	—	$688,845
	2003	$700,000	$252,894	$12,000	—	—	$364,143
Mitchell S. Bregman	2005	$288,000		$31,400	$38,700	20,000	$69,228
President, Industrial Americas	2004	$288,000	$69,418	$11,500	—	—	$23,874
	2003	$278,668	$47,068	$18,409	—	—	$31,478
Neil S. Bright	2005	$352,810	$—	$25,325	$38,700	12,500	$95,909
President, Industrial Europe	2004	$352,810	$4,016	$19,818	—	—	$111,140
	2003	$339,239	$30,279	$23,437	—	—	$108,638
Ian J. Harvie	2005	$300,000	$50,000	$9,000	$45,150	28,000	$110,161
Vice President, Controller	2004	$300,000	$67,906	$9,500	—	—	$33,622
	2003	$300,000	$59,007	$12,000	—	—	$35,155
Stuart H. Kupinsky	2005	$283,250	—	$145,593	$90,300	30,000	$36,407
Executive Vice President,	2004	$264,583	—	$11,500	—	—	$25,601
General Counsel and Secretary	2003	$145,833	$11,128	$185,052	—	—	$14,614

(1)	Includes annual bonuses under the CIP Plan.

(2)	Includes car allowance, tax gross-ups and relocation expenses. Payments to Mr. Bregman include a lump sum payment of $20,000 for fiscal 2005 in lieu of any salary increase and car allowance of $11,400 in fiscal 2005. Payments to Mr. Kupinsky include a $45,816 W-2 gross-up on earnings for tax purposes related to moving expenses in fiscal 2005 and $50,908 in fiscal 2004, as well as reimbursement of $88,377 for costs associated with his relocation to the Alpharetta, Georgia office in fiscal 2005 and $90,334 for his relocation to the Princeton, New Jersey office in fiscal 2003.

(3)	The number and value of aggregate restricted share awards as of March 31, 2005, based on the closing price of the Company’s common stock on March 31, 2005 of $12.90 were as follows: Mr. Bregman 3,000 shares — $38,700; Mr. Bright 3,000 shares — $38,700; Mr. Harvie 3,500 shares — $45,150; and Mr. Kupinsky 7,000 shares — $90,300. Although dividends are otherwise payable on restricted shares under the 2004 Plan, no dividends were declared in fiscal 2005. Restricted shares under the 2004 Plan have a five-year vesting schedule which, upon shareholder approval, result in 20% vesting on October 13, 2005, 20% vesting on October 13, 2006, 20% vesting on October 13, 2007, 20% vesting on October 13, 2008 and 20% vesting on October 13, 2009. All of the foregoing awards of restricted stock were approved by the Compensation Committee subject to and to be issued as of the date of shareholder approval of the 2004 Plan.

(4)	Includes life and accidental death and dismemberment (“AD&D”) insurance premium payments, matches to the Company’s 401(k) Plan, Cash Balance Plan payments and awards under the Company’s Milestone Restructuring Plan, a description of which is contained elsewhere in the Executive Compensation section of this proxy statement. Payments to Mr. Muhlhauser include the following: a 401(k) match of $2,813 in fiscal 2005; Cash Balance Plan payments of $10,250 in fiscal 2005, $9,375 in fiscal 2004 and $10,000 in fiscal 2003; and life and AD&D insurance premiums of $4,050 in fiscal 2005, $4,470 in fiscal 2004 and $4,143 in fiscal 2003. Payments to Mr. Bregman include the following: a 401(k) match of

$2,160 in fiscal 2005; life and AD&D insurance premiums of $1,084 in fiscal 2005, $1,033 in fiscal 2004 and $1,011 in fiscal 2003; and Cash Balance Plan payments of $10,250 in fiscal 2005, $9,157 in fiscal 2004 and $8,173 in fiscal 2003. Payments to Mr. Bright include the following; employer pension payments of $42,337 in fiscal 2005, $50,139 in fiscal 2004 and $108,638 in fiscal 2003; and private medical insurance premiums of $1,733 in fiscal 2005, $1,468 in fiscal 2004 and $1,090 in fiscal 2003. Payments to Mr. Harvie include the following: a $75,000 retention payment in fiscal 2005; Cash Balance Plan payments of $11,500 in fiscal 2005, $10,000 in fiscal 2004 and $11,587 in fiscal 2003; and life and AD&D insurance premiums of $1,161 in fiscal 2005, $10,353 in fiscal 2004 and $9,756 in fiscal 2003. Payments to Mr. Kupinsky include the following: Cash Balance Plan payments of $10,353 in fiscal 2005, $9,756 in fiscal 2004 and $13,681 in fiscal 2003; and life and AD&D insurance premiums of $1,054 in fiscal 2005, $1,054 in fiscal 2004 and $933 in fiscal 2003.

(5)	Mr. Muhlhauser resigned as the Company’s President and Chief Executive Officer on April 1, 2005, as announced by the Company on October 12, 2004. As announced by the Company on March 3, 2005, beginning on April 2, 2005, Gordon A. Ulsh succeeded Mr. Muhlhauser as the Company’s President and Chief Executive Officer.

Option Grants during Fiscal 2005
      The following table sets forth information with respect to options to purchase the Company’s common stock granted to the named executive officers under the 2004 Plan during fiscal 2005. The table sets forth:

•	the number of shares of the Company’s common stock underlying options granted during fiscal 2005;

•	the percentage that such options represent of all options granted to employees during fiscal 2005;

•	the exercise price (which in each case was equal to the closing price of the stock for the ten trading days preceding the date of grant);

•	the expiration date; and

•	the hypothetical present value, as of the grant date, of the options under the option pricing model discussed below.
      The hypothetical present value of the options as of their date of grant has been calculated using the Black-Scholes option pricing model, as permitted by SEC rules, based upon a set of assumptions set forth in footnote (2) to the table. It should be noted that this model is only one method of valuing options, and the Company’s use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.

		% of Total
		Options
	Number of	Granted to	Exercise		Hypothetical
	Options	Employees in	Price	Expiration	Value at
Name	Granted(1)	Fiscal Year	($/Share)	Date	Grant Date(2)

Craig H. Muhlhauser	0	0	—	—	0
Mitchell S. Bregman	20,000	4.1%	$15.82	10/13/14	$194,980
Neil S. Bright	12,500	2.6%	$15.82	10/13/14	$121,862
Ian J. Harvie	28,000	5.8%	$15.82	10/13/14	$272,972
Stuart H. Kupinsky	30,000	6.2%	$15.82	10/13/14	$292,470

(1)	The Compensation Committee, which administers the Company’s 2004 Stock Incentive Plan, has general authority to accelerate, extend or otherwise modify benefits under option grants in certain circumstances within overall plan limits.

(2)	The hypothetical present value at grant date of options granted during fiscal 2005 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: Risk-Free Interest Rate of 4.5%, Option Term of 10 years and volatility of 0.4050. The approach used in developing the assumptions upon which the Black-Scholes valuations were calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.” The options vest in four equal annual installments beginning on the first anniversary of the date of grant, subject to acceleration in certain circumstances.

Restructuring Milestone Incentive Plan
      In February 2002, the Board approved the Milestone Plan to provide incentives designed to attract and retain individuals whose services were deemed highly desirable in connection with the Company’s restructuring. The performance goals and awards for each period were specific to each of the named executive officers and were payable only at the stated amount and only upon achievement by each officer of the applicable performance goal. All award payments were paid in cash and were earned based on the achievement of goals that were specific to each participant with respect to three separate achievement dates — March 1, 2002, November 30, 2002 and June 30, 2003. On May 7, 2004, an additional award was made to each of the named executive officers as recognition of his/her commitment and dedication in connection with the Company’s restructuring. Of the total available award, 25% was payable upon achievement of each of the performance goals. An additional $500,000 was added to the third milestone period as an additional award for the Chief Executive Officer.
      Payments were made for the period ended March 1, 2002, as all performance goals were achieved. Payments for the second installment were made on January 31, 2003 to those that achieved their performance goals as of November 30, 2002. Payments for the third installment were made on August 29, 2003 to those that achieved their performance goals as of June 30, 2003. The additional award was paid on May 7, 2004 following the confirmation of the Plan of Reorganization by the Bankruptcy Court on May 5, 2004. All payments from the Milestone Plan were approved by the Bankruptcy Court on July 30, 2002. No further payments will be made to executives under the Milestone Plan.

		Payments Made (Achievement Dates)

		March 1,	November 30,	June 30,	May 7,
Name	Performance Period	2002	2002	2003	2004

Mr. Muhlhauser	2/15/02 - 05/06/04	$175,000	$175,000	$675,000	$675,000
Mr. Bregman	2/15/02 - 05/06/04	$55,733	$0	$55,733	$55,733
Mr. Bright	2/15/02 - 05/06/04	$52,154	$0	$52,154	$52,154
Mr. Harvie	2/15/02 - 05/06/04	$0	$22,500	$22,500	$22,500
Mr. Kupinsky	2/15/02 - 05/06/04	$0	$0	$14,792	$25,000
Employment Contracts, Termination of Employment and Change-in-Control Agreements

Gordon A. Ulsh (Current President and Chief Executive Officer)
      Mr. Ulsh serves as the current President and Chief Executive Officer of the Company pursuant to an employment agreement dated March 2, 2005. The agreement provides for Mr. Ulsh’s employment through February 2007 (subject to earlier termination under certain circumstances as described below). At the end of the two-year period and each anniversary thereafter, the agreement provides that the term will be automatically extended for one additional year unless either party provides advance written notice of non-renewal.
      Until the first shareholder meeting of the Company following his commencement of employment, the agreement provides that Mr. Ulsh will be appointed as a member of the Board for no additional compensation. The Board will thereafter nominate Mr. Ulsh for election to the Board by the Company’s shareholders.
      Pursuant to the terms of the agreement, Mr. Ulsh will receive annual base compensation of not less than $800,000 and a target bonus of 100% of base salary, which may be greater if justified by performance against goals established by the Compensation Committee of the Board. For fiscal 2006, Mr. Ulsh is guaranteed a minimum bonus of no less than $375,000, regardless of whether any performance goals are satisfied. Mr. Ulsh also received a bonus of $300,000 on the first day of his employment with the Company.

      Mr. Ulsh received incentive compensation of 150,000 stock options at a per share exercise price equal to the fair market value of one share of the Company’s common stock on the date of grant and 30,000 restricted shares, both of which are subject to the terms and vesting schedules under the 2004 Plan and are contingent upon shareholder approval of the 2004 Plan.
      Mr. Ulsh received inducement equity compensation of 80,000 stock options at a per share exercise price equal to the fair market value of one share of the Company’s common stock on the date of grant and 100,000 restricted shares, both of which will vest over a three-year period. Mr. Ulsh will receive, in accordance with the Company’s relocation policy, reimbursement for all reasonable expenses incurred in relocating himself and his family to Atlanta, Georgia. He will also be reimbursed if he suffers a loss of equity value on the sale of his current home.
      Severance payments for a termination of Mr. Ulsh’s employment by the Company without cause or by Mr. Ulsh for good reason include earned but yet unpaid base salary through the date of termination, earned but unpaid bonus for the year prior to the year in which the date of termination occurs and any earned but unpaid vacation pay. Mr. Ulsh would also receive a pro-rata share of the bonus that would have been paid had he remained employed through the end of the fiscal year in which such termination occurs, and a lump sum payment equal to 200% of the sum of his annual base salary and target bonus.
      Mr. Ulsh is entitled to a “gross-up payment” if any payment is subject to an excise tax under Section 4999 of the Internal Revenue Code of 1996, as amended.
      Mr. Ulsh’s agreement contains provisions relating to non-competition during the term of employment, protection of the Company’s confidential information and intellectual property, and non-solicitation of Company employees following termination of employment.

Craig H. Muhlhauser (Former President and Chief Executive Officer)
      On October 12, 2004, the Company and Mr. Muhlhauser entered into a severance agreement, which resulted in the cancellation of Mr. Muhlhauser’s previous employment agreement, dated September 1, 2001, as amended on June 14, 2002.
      In exchange for Mr. Muhlhauser’s agreement to remain with the Company until the appointment of a successor as President and Chief Executive Officer, but in no instance later than April 1, 2005, the Company agreed to pay Mr. Muhlhauser all accrued but unpaid salary and bonus as of the date of termination. Additionally, for a period of three years following the date of termination, Mr. Muhlhauser will receive annual severance of $750,000 in base compensation and $250,000 in bonus payments, such payments made pursuant to the Company’s standard payroll and bonus practices. Mr. Muhlhauser will be entitled to continued life insurance, disability, medical, dental and hospitalization benefits as long as he continues to pay his potion of such costs. To the extent Mr. Muhlhauser dies during the three year period, such salary, bonus and benefits shall inure to Mr. Muhlhauser’s beneficiaries. The agreement provides that Mr. Muhlhauser will be fully vested in any applicable pension, retirement or savings plan upon his termination
      To the extent Mr. Muhlhauser becomes eligible for reasonably comparable life insurance, disability, medical, dental and hospitalization benefits, Mr. Muhlhauser and his dependents will cease to be eligible for such benefits with the Company. Additionally, beginning in the third year after the date of termination, Mr. Muhlhauser’s severance payments will be reduced by any compensation from self-employment or from another employer during the three years after termination. However, in no event shall Mr. Muhlhauser receive total severance payments less than $2,000,000.
      Pursuant to the agreement, Mr. Muhlhauser is entitled to reimbursement of reasonable expenses related to the use of an outplacement professional upon submission of written documentation for such costs. The Company also agreed to reimburse Mr. Muhlhauser for legal fees and expenses related to negotiation and execution of the severance agreement not to exceed $10,000. The Company also agreed to provide Mr. Muhlhauser with directors and officers liability insurance coverage for a period of six years following termination.

      The agreement also includes confidentiality provisions and two-year non-compete and non-solicitation provisions which prevents Mr. Muhlhauser from certain relationships with competing businesses, as defined in the separation agreement.

Ian J. Harvie
      On February 14, 2005, the Company and Ian J. Harvie, Vice President, Corporate Controller entered into an agreement which provided to Mr. Harvie payments of $75,000 on March 31, 2005 and June 30, 2005 and a $150,000 payment on August 31, 2005. Thereafter Mr. Harvie will receive twelve months severance which would terminate or be reduced to the extent Mr. Harvie obtains compensation from new employment during such twelve month period. If Mr. Harvie leaves the Company prior to August 31, 2005, the agreement provides that he is required to repay the March 31 and June 30 payments, if made, and will receive no further payments. The agreement provides that if another individual is appointed Corporate Controller, Mr. Harvie will be relieved of the obligation to repay the March 31 and June 30 payments, if made.

Income Protection Plan
      The Company has an Income Protection Plan which is intended to provide participants (including executive officers) with severance benefits in the event of termination of employment without cause or resignation under certain adverse circumstances. Under the plan, executive officers will receive twelve months of severance regardless of whether the executive officer obtains new employment within the twelve-month period. The plan previously provided 24 months of severance which would terminate or be reduced to the extent the executive officer obtained compensation from new employment during such 24-month period. The reduction to twelve months of unmitigated severance is being transitioned over the next twelve months.
Executive and Management Incentive Compensation

Annual Incentives
      In May 2002, the Board adopted an annual cash incentive plan, the Corporate Incentive Plan (“CIP”), which applies to the Chief Executive Officer, his direct reports and other senior managers and certain other managers and professionals located throughout the world. The CIP’s objective is to provide a competitive financial opportunity that will motivate key contributors to achieve or exceed the Company’s business plan. The CIP is a goal-driven plan based on annual financial performance that includes EBITDA, improvements in working capital and strategic and personal goals. The incentive compensation of the Chief Executive Officer under the CIP is based on global improvements in EBITDA, working capital, strategic goals and personal goals. Target incentive levels are established based on market competitive data and the functional responsibilities for the other participants in the CIP. The Board may approve discretionary payments under the CIP. No payments were made under the CIP for fiscal year 2005.

Long-Term Incentives
      On October 13, 2004, the Board adopted the 2004 Plan to provide incentives and awards to employees and directors of the Company, as well as certain of the Company’s consultants. The terms of the 2004 Plan are described above under “Proposals Submitted to Shareholder Vote — Item 6 — Proposal to Approve the 2004 Stock Incentive Plan.”
Retirement Plans

Cash Balance Plan
      All employees earn benefits with every dollar they earn in eligible compensation. Contribution credits in the amount of 5% of eligible compensation are allocated to each employee’s account each month. These contribution credits earn interest, compounded daily, from the time they are allocated to the account. The interest credit for a given year is a fixed rate based on the yield rate of 30-year Treasury Bonds, as published in the month of November of the previous year.

      In addition to the prior mentioned plan, Mr. Bregman has been grandfathered into the salaried component of the Exide Technologies Retirement Plan. There is an accrued benefit of $3,605.11 per month. The benefit is payable as a Single Life Annuity beginning the first of the month following the day he attains age 65. This benefit was frozen as of 12/30/2000 and no further benefits for Mr. Bregman or any of the Company’s other salaried employees have accrued under this component since that time.
Compensation Committee Interlocks and Insider Participation
      None of the members of the Compensation Committee during fiscal 2005 or as of the date of this proxy statement is or has been an officer or employee of the Company or any of its subsidiaries. No interlocking relationship exists between the members of the Company’s Board or Compensation Committee and the board of directors or compensation committee of any other company.
Equity Compensation Plan Information
      The following table summarizes information, as of March 31, 2005, relating to equity compensation plans of the Company pursuant to which grants of options, restricted shares or other rights to acquire shares may be granted from time to time.

			Number of Securities
			Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants, and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	0	$0	0
Equity compensation plans not approved by security holders(1)	485,772	$15.72	1,789,228
Total(1)	485,772	$15.72	1,789,228

(1)	Consists of the Company’s 2004 Stock Incentive Plan, which will be voted on by the shareholders at the 2005 annual meeting.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth information, as of June 1, 2005, concerning:

•	each person whom we know beneficially owns more than five percent of the Company’s common stock;

•	each of the Company’s directors and nominees for the Board;

•	each of the Company’s named executive officers; and

•	all of the Company’s directors and executive officers as a group.
      Unless otherwise noted below, the address of each beneficial owner is c/o Exide Technologies, 13000 Deerfield Parkway, Building 200, Alpharetta, GA 30004.
      The Company has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, the Company believes, based on information furnished to the Company, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
      Applicable percentage ownership is based on 24,522,760 shares of common stock outstanding at July 22, 2005. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, the Company deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of July 22, 2005. The

Company did not deem these shares outstanding, however, for purposes of computing the percentage ownership of any other person.
      The information provided in the table below is based on the Company’s records, information filed with the SEC and information provided to the Company, except where otherwise noted.

	Number of Shares	Percent
Name of Beneficial Owner	Beneficially Owned	of Class

5% Shareholders
Sterling Capital Management LLC(1)	2,488,270	10.2%
4064 Colony Road, Suite 300
Charlotte, NC 28211
Mellon HBV Alternative Strategies LLC(2)	2,458,077	10.0%
200 Park Avenue
Suite 3300
New York, NY 10166-3399
Jeffrey L. Gendell(3)	2,063,587	8.4%
C/o Tontine Capital Management, L.L.C.
55 Railroad Avenue, 3rd Floor
Greenwich, CT 06830
Stanfield Capital Partners LLC(4)	1,801,825	7.4%
430 Park Avenue
New York, NY 10022
Directors and Executive Officers(5)
Michael R. D’Appolonia		*
Eugene I. Davis		*
Mark C. Demetree		*
David S. Ferguson		*
Phillip M. Martineau	5,000	*
John P. Reilly		*
Michael P. Ressner		*
Gordon A. Ulsh	100,000	*
Carroll R. Wetzel		*
Jerome B. York	10,000	*
Mitchell Bregman		*
Neil Bright		*
Ian J. Harvie		*
Stuart Kupinsky		*
All Directors and executive officers as a group (15 persons)	115,000	*

*	Represents less than 1% of the outstanding common stock.

(1)	The information reflects the Schedule 13G filed jointly by Sterling Capital Management LLC, Sterling MGT, Inc., Eduardo A. Brea, Alexander W. McAlister, Brian R. Walton, David M. Ralston and Mark Whalen on December 31, 2004. As of December 31, 2004, 2,488,270 shares of the Company’s common stock were directly owned by Sterling Capital Management LLC. As controlling persons of Sterling Capital Management LLC, Sterling MGT, Inc., and Messrs. Brea, McAlister, Ralston, Walton and Whalen are beneficial owners of the shares.

(2)	The information reflects the Schedule 13D filed by Mellon HBV Alternative Strategies LLC on June 1, 2005. As of June 1, 2005, 2,458,077 shares of the Company’s common stock were directly owned by

Mellon HBV Alternative Strategies LLC (including a convertible bond position convertible into 417,386 shares of common stock within sixty (60) days from the date of its June 1, 2005 13D.

(3)	The information reflects the Schedule 13G filed jointly by Tontine Capital Management, L.L.C., Tontine Partners, L.P., Tontine Management, L.L.C., Tontine Overseas Associates, L.L.C., and Jeffrey L. Gendell. As Managing Member of Tontine Capital Management, L.L.C., Tontine Management, L.L.C. and Tontine Overseas Associates, L.L.C., as of February 22, 2005 Mr. Gendell beneficially owned 2,063,587 shares of the Company’s common stock.

(4)	The information reflects the Schedule 13G filed by Stanfield Capital Partners LLC on February 14, 2005. As of February 14, 2005, 1,801,825 shares of the Company’s common stock were directly owned by Stanfield Capital Partners LLC.

(5)	Includes restricted shares granted as an inducement to Mr. Ulsh on April 4, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and holders of more than 10% of the Company’s common stock to file with the SEC reports regarding their ownership and changes in ownership of the Company’s securities. Based upon a review of filings with the SEC and written representations that no other reports were required, the Company believes that all of the Company’s directors, executive officers and 10% shareholders complied during fiscal 2005 with the reporting requirements of Section 16(a), with the exception of: John P. Reilly. Upon the Company’s emergence from bankruptcy, the Company attempted to file a Form 3 Statement of Beneficial Ownership for Mr. Reilly pursuant to his properly-issued CIK number and passcodes within the time proscribed by SEC rules. During this time frame, the Company discovered the passcodes had been changed through a request to the SEC by another John P. Reilly. The Company reviewed this issue with the SEC but was unable to reset Mr. Reilly’s information within the 10-day reporting deadline. Consequently, Mr. Reilly’s Form 3 was not filed until May 27, 2004, 12 days late.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      The services of Lisa J. Donahue, Chief Restructuring Officer until May 5, 2004, were provided to the Company pursuant to a services agreement, dated October 25, 2001, between the Company and AP Services, LLC (formerly JA&A Services LLC). Under the Services Agreement, the Company was charged an hourly fee for Ms. Donahue’s and other temporary employees’ services, and Ms. Donahue, a principal in AP Services, LLC, was compensated independently by AP Services, LLC. The agreement with AP Services, LLC also provided for payment of a one-time success fee upon the Company’s emergence from bankruptcy. AP Services, LLC is an affiliate of AlixPartners, LLC, a financial advisory and consulting firm specializing in corporate restructuring, which was retained by the Company in connection with its financial restructuring. Ms. Donahue is also a principal in AlixPartners, LLC. Fees incurred by the Company during fiscal 2005 were $5,482,000.

PERFORMANCE GRAPH
      The following graph compares the performance of the Company’s common stock with the performance of the Standard & Poor’s 500 Composite Stock Price Index and a peer group index over the 12-month period following the Company’s emergence from Chapter 11 bankruptcy protection. The graph assumes that $100 was invested on May 5, 2004 in the Company’s common stock, the S&P 500 Index and the peer group index, the S&P Small Cap Auto Parts and Equipment Index and that all dividends, if any, were reinvested.

	5-May-04	31-May-04	31-Aug-04	30-Nov-04	28-Feb-05	31-May-05

Exide Technologies	$100	$87	$73	$57	$67	$23

S&P Small Cap 600	$100	$100	$99	$115	$18	$116

S&P Small Cap Auto Parts and Equipment Index	$100	$94	$83	$73	$70	$67

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2006 ANNUAL MEETING
      You may submit proposals, including director nominations, for consideration at future shareholder meetings.
      Shareholder Proposals. For a shareholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the Company’s Corporate Secretary must receive the written proposal at our principal executive offices no later than April 3, 2006. Such proposals must also comply with SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Exide Technologies
13000 Deerfield Parkway
Building 200
Alpharetta, Georgia 30004
Attn: Corporate Secretary
Fax: (678) 566-9229

      For a shareholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8 of the Securities Exchange Act of 1934, the shareholder must (1) deliver a proxy statement and form of proxy to holders of a sufficient number of shares of the Company’s common stock to approve the proposal, (2) provide the information required by the Company’s Bylaws and (3) give timely notice to the Company’s Corporate Secretary in accordance with the Company’s Bylaws, which, in general, require that the notice be received by the Company’s Corporate Secretary:

•	not earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the 2005 annual meeting of shareholders, or May 2, 2006; and

•	not later than the close of business on the ninetieth day prior to the first anniversary of the 2005 annual meeting of shareholders, or June 1, 2006.
      However, if the 2006 annual meeting of shareholders is moved more than 30 days before or more than 70 days after August 30, 2006, then notice must be delivered by the shareholder not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company.
      Nomination of Director Candidates. You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendation should include the nominee’s name and qualification for Board membership and should be directed to the Company’s Corporate Secretary at the address of the Company’s principal executive offices set forth above. For additional information regarding shareholder recommendations of director candidates, see “Governance of the Company — Nomination of Directors — Shareholder Recommendations and Nominees.”
      In addition, the Company’s bylaws permit shareholders to nominate directors for election at an annual meeting of shareholders. To nominate a director, the shareholder must provide the information required by the Company’s Bylaws. In addition, the shareholder must give timely notice to the Company’s Corporate Secretary in accordance with the Company’s Bylaws, which, in general, require that the notice be received by the Corporate Secretary within the time period described above under “Shareholder Proposals” for shareholder proposals that are not intended to be included in the Company’s proxy statement.
      Copy of Bylaw Provisions. You may contact the Company’s Corporate Secretary at its’ principal executive offices for a copy of the relevant provisions of the Company’s Bylaws regarding the requirements for making shareholder proposals and nominating director candidates.
ADDITIONAL INFORMATION
      “Householding” of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Exide Technologies, 13000 Deerfield Parkway, Building 200, Alpharetta, Georgia 30004 or by calling Investor Relations at (678) 566-9000.

      Proxy Solicitation Costs. The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. The Company has retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York 10004, to aid in the solicitation. For these services, the Company will pay Georgeson a fee of $25,000 and reimburse it for certain out-of-pocket disbursements and expenses. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

ANNEX I
EXIDE TECHNOLOGIES
2004 STOCK INCENTIVE PLAN
(as amended and restated effective June 22, 2005)

1.	Establishment, Purpose, and Types of Awards
      Exide Technologies (the “Company”) hereby establishes an incentive compensation plan to be known as the “Exide Technologies 2004 Stock Incentive Plan” (hereinafter referred to as the “Plan”), in order to provide incentives and awards to select key management employees and directors of the Company and its Affiliates, as well as certain consultants.
      The Plan permits the granting of the following types of awards (“Awards”), according to the Sections of the Plan listed here:

Section 6	Options
Section 7	Restricted Shares
Section 8	Performance Awards
      The Plan is not intended to affect and shall not affect any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future pursuant to any agreement, plan, or program that is independent of this Plan.

2.	Defined Terms
      Terms in the Plan that begin with an initial capital letter have the defined meaning set forth in Appendix A, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

3.	Shares Subject to the Plan
      Subject to the provisions of Section 11 of the Plan, the maximum number of Shares that the Company may issue is 3,125,000 Shares for all Awards all of which may be issued as Incentive Stock Options (“ISO”); but the Company shall not issue more than 850,000 Shares pursuant to Awards in the form of Restricted Shares and Performance Awards. For all Awards, the Shares issued pursuant to the Plan may be authorized but unissued Shares, or Shares that the Company has reacquired or otherwise holds in treasury.
      Shares that are subject to an Award that for any reason expires, is forfeited, is cancelled, or becomes unexercisable, and Shares that are for any other reason not paid or delivered under the Plan shall again, except to the extent prohibited by Applicable Law, be available for subsequent Awards under the Plan. In addition, the Committee may make future Awards with respect to Shares that the Company retains from otherwise delivering pursuant to an Award either (i) as payment of the exercise price of an Award, or (ii) in order to satisfy the withholding or employment taxes due upon the grant, exercise, vesting, or distribution of an Award. Notwithstanding the foregoing, but subject to adjustments pursuant to Section 11 below, the number of Shares that are available for ISO Awards shall be determined, to the extent required under applicable tax laws, by reducing the number of Shares designated in the preceding paragraph by the number of Shares granted pursuant to Awards (whether or not Shares are issued pursuant to such Awards); provided that any Shares that are either purchased under the Plan and forfeited back to the Plan, or surrendered in payment of the Exercise Price for an Award shall be available for issuance pursuant to ISO Awards.

4.	Administration
      (a) General. The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and shall make such rules and regulations for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee or if the Board otherwise chooses to act in lieu of a Committee, the Board shall function as the Committee for all purposes of the Plan.
      (b) Committee Composition. The Board shall appoint the members of the Committee. The Board or Committee may (i) delegate to a committee of one or more members of the Board who are not “outside directors” within the meaning of Section 162(m) of the Code the authority to grant awards to Eligible Persons who are either (A) not then “covered employees” within the meaning of Section 162(m) of the Code (“Covered Employees”) and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors” within the meaning of Rule 16b-3 the authority to grant Awards to Eligible Persons who are not subject to Section 16 of the Exchange Act. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.
      (c) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i) to determine Eligible Persons to whom Awards shall be granted from time to time and the number of Shares or units to be covered by each Award;

(ii) to determine, from time to time, the Fair Market Value of Shares;

(iii) to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv) to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v) to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration; and

(vi) to determine, with respect to any calendar year, whether Directors may elect to receive an Option in lieu of payment of fees in cash, and the percentage of such fees that may be declined in order to receive a grant of such an Option.

(vii) in order to fulfill the purposes of the Plan and without amending the Plan, modify, cancel, or waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs; and

(viii) to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.
Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or Employees of the Company or its Affiliates.
      (d) Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly arbitrary or capricious.

      (e) No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who takes action in connection with the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties under the Plan. The Company and its Affiliates may obtain liability insurance for this purpose.

5.	Eligibility
      (a) General Rule. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code, and may grant all other Awards to any Eligible Person. A Participant who has been granted an Award may be granted an additional Award or Awards if the Committee shall so determine, if such person is otherwise an Eligible Person and if otherwise in accordance with the terms of the Plan.
      (b) Grant of Awards. Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan may be granted, the number of Shares subject to each Award, the price (if any) to be paid for the Shares or the Award and, in the case of Performance Awards, in addition to the matters addressed in Section 8 below, the specific objectives, goals and performance criteria that further define the Performance Award. Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee.
      (c) Limits on Awards. During the term of the Plan, no Participant may receive Options under the Plan that relate to more than 600,000 shares and no Participant may receive Performance Awards under the Plan that, in the aggregate, relate to more than 600,000 Shares. The Committee may adjust these limitations pursuant to Section 11 below.
      (d) Grant of Options in Lieu of Directors’ Fees. To the extent permitted by the Committee with respect to fees to be earned in any calendar year, a Director may elect, prior to the year with respect to which such fees will be earned, to choose to decline to accept all or a portion of the fees that would otherwise be paid in cash, and in lieu thereof, to have the Committee grant an Option under the Plan. Such Option shall cover the number of Shares at a per Share exercise price equal to 100% of the Fair Market Value per Share on the Grant Date that would, in the aggregate, have the equivalent value of the fees that will not be paid (as determined using the Black-Scholes method or such other reasonable method of valuation used by the Committee.) The Grant Date for the Option shall be the date that the fees would otherwise have been paid, and will be 100% vested on the Grant Date.

6.	Option Awards
      (a) Types; Documentation. The Committee may in its discretion grant ISOs to any Employee and Non-ISOs to any Eligible Person, and shall evidence any such grants in an Award Agreement that is delivered to the Participant. Each Option shall be designated in the Award Agreement as an ISO or a Non-ISO, and the same Award Agreement may grant both types of Options. Any portion of an Option that is not designated in the Award Agreement as an ISO or that otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be a Non-ISO. At the sole discretion of the Committee, any Option may be exercisable, in whole or in part, immediately upon the grant thereof, or only after the occurrence of a specified event, or only in installments, which installments may vary. Options granted under the Plan may contain such terms and provisions not inconsistent with the Plan that the Committee shall deem advisable in its sole and absolute discretion.

      (b) ISO $100,000 Limitation. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds $100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this Section 6(b) shall be automatically adjusted accordingly.
      (c) Term of Options. Each Award Agreement shall specify a term at the end of which the Option automatically expires, subject to earlier termination provisions contained in Section 6(h) hereof; provided, that, the term of any Option may not exceed ten years from the Grant Date. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the term of the ISO shall not exceed five years from the Grant Date.
      (d) Exercise Price. The exercise price of an Option shall be determined by the Committee in its discretion and shall be set forth in the Award Agreement, subject to the following special rules:

(i) ISOs. If an ISO is granted to an Employee who on the Grant Date is a Ten Percent Holder, the per Share exercise price shall not be less than 110% of the Fair Market Value per Share on such Grant Date. If an ISO is granted to any other Employee, the per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date.

(ii) Non-ISOs. The per Share exercise price for the Shares to be issued pursuant to the exercise of a Non-ISO shall not be less than 100% of the Fair Market Value per Share on the Grant Date.
      (e) Exercise of Option. The Committee shall in its sole discretion determine the times, circumstances, and conditions under which an Option shall be exercisable, and shall set them forth in the Award Agreement. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company.
      (f) Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Committee may require in an Award Agreement that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent a Participant from purchasing the full number of Shares as to which the Option is then exercisable.
      (g) Methods of Exercise. Prior to its expiration pursuant to the terms of the applicable Award Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company accompanied by the full exercise price of the Shares being purchased. In the case of an ISO, the Committee shall determine the acceptable methods of payment on the Grant Date and it shall be included in the applicable Award Agreement. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

(i) cash or check payable to the Company (in U.S. dollars);

(ii) other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) were not acquired by such Participant pursuant to the exercise of an Option, unless such Shares have been owned by such Participant for at least six months or such other period as the Committee may determine, (D) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (E) are duly endorsed for transfer to the Company;

(iii) a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the sale; or

(iv) any combination of the foregoing methods of payment.
      The Company shall not be required to deliver Shares pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company.
      (h) Termination of Continuous Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. In no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement.
      The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:

(i) Termination other than Upon Disability or Death or for Cause. In the event of termination of a Participant’s Continuous Service (other than as a result of Participant’s death, disability or termination for Cause), the Participant shall have the right to exercise an Option at any time within 90 days following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(ii) Disability. In the event of termination of a Participant’s Continuous Service as a result of his or her “disability” within the meaning of Section 22(e)(3) of the Code, the Participant shall have the right to exercise an Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iii) Death. In the event of the death of a Participant during the period of Continuous Service since the Grant Date of an Option, or within thirty days following termination of the Participant’s Continuous Service, the Option may be exercised, at any time within one year following the date of the Participant’s death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested at the date of death or, if earlier, the date the Participant’s Continuous Service terminated.

(iv) Cause. If the Committee determines that a Participant’s Continuous Service terminated due to Cause, the Participant shall immediately forfeit the right to exercise any Option, and it shall be considered immediately null and void.
      (i) Prohibition on Repricing. No Option granted hereunder shall be amended to reduce the exercise price under such Option, or surrendered in exchange for a replacement Option having a lower purchase price per share; provided that this Section 6(i) shall not restrict or prohibit any adjustment or other action taken pursuant to Section 11 below.

7.	Restricted Shares
      (a) Grants. The Committee may in its discretion grant restricted shares (“Restricted Shares”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any) and the terms upon which the Restricted Shares may become vested. The Committee may condition any Award of Restricted Shares to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions.
      (b) Vesting and Forfeiture. The Committee shall set forth in an Award Agreement granting Restricted Shares, the terms and conditions under which the Participant’s interest in the Restricted Shares will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service for any reason, the Participant shall forfeit his or her Restricted Shares; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.
      (c) Issuance of Restricted Shares Prior to Vesting. The Company shall issue stock certificates that evidence Restricted Shares pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, the Company or a third party that the Company designates shall hold such Restricted Shares and any dividends that accrue with respect to Restricted Shares pursuant to Section 8(e) below.
      (d) Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant’s Restricted Shares and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share, unless an Award Agreement provides otherwise. No fractional shares shall be distributed, and cash shall be paid in lieu thereof.
      (e) Dividends Payable on Vesting. Whenever Shares are released to a Participant under Section 7(d) above pursuant to the vesting of Restricted Shares are issued to a Participant pursuant to Section 7(d) above, such Participant may receive, in the sole discretion of the Committee, with respect to each Share released or issued, an amount equal to any cash dividends (plus, in the discretion of the Committee, simple interest at a rate as the Committee may determine) and a number of Shares equal to any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is released or issued.

8.	Performance Awards
      (a) Performance Units. Subject to the limitations set forth in paragraph (c) hereof, the Committee may in its discretion grant Performance Units to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award.
      (b) Performance Compensation Awards. Subject to the limitations set forth in paragraph (c) hereof, the Committee may, at the time of grant of a Performance Unit, designate such Award as a “Performance Compensation Award” in order that such Award constitutes “qualified performance-based compensation” under Code Section 162(m), in which event the Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify it as “qualified performance-based compensation” within the meaning of Code Section 162(m). With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being hereinafter defined).
      A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award are achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.
      (c) Limitations on Awards. The maximum Performance Unit Award and the maximum Performance Compensation Award that any one Participant may receive for any one Performance Period shall not together exceed 600,000 Shares and $2,000,000 in cash.
      (d) Definitions.

(i) “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii) “Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total shareholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of Affiliates or business units. Each such measure shall be to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii) “Performance Period” means one or more periods of time (of not less than one calendar year or one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award. Notwithstanding the above, if an Award is granted to an Employee who is hired after the beginning of a calendar or fiscal year, such Award may designate a Performance Period of less than one calendar year or less than one fiscal year of the Company.

9.	Taxes
      (a) General. As a condition to the issuance or distribution of Shares pursuant to the Plan, the Participant (or in the case of the Participant’s death, the person who succeeds to the Participant’s rights) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award and the issuance of Shares. The Company shall not be required to issue any Shares until such obligations are satisfied. If the Committee allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations, the Committee shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.
      (b) Default Rule for Employees. In the absence of any other arrangement, an Employee shall be deemed to have directed the Company to withhold or collect from his or her cash compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of the exercise of an Award or of the other event giving rise to the withholding tax obligations.

      (c) Special Rules. In the case of a Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Law, the Participant shall be deemed to have elected to have the Company withhold from the Shares or cash to be issued pursuant to an Award that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the amount required to be withheld. For purposes of this Section 9, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Law (the “Tax Date”).
      (d) Surrender of Shares. If permitted by the Committee, in its discretion, a Participant may satisfy the minimum applicable tax withholding and employment tax obligations associated with an Award by surrendering Shares to the Company (including Shares that would otherwise be issued pursuant to the Award) that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld. In the case of Shares previously acquired from the Company that are surrendered under this Section 9, such Shares must have been owned by the Participant for more than six months on the date of surrender (or such longer period of time the Company may in its discretion require).

10.	Non-Transferability of Awards
      (a) General. Except as set forth in this Section 10, or as otherwise approved by the Committee for a select group of management or highly compensated Employees, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly-authorized legal representative of a disabled Participant, or a transferee permitted by this Section 10.
      (b) Limited Transferability Rights. Notwithstanding anything else in this Section 10, the Committee may in its discretion provide that an Award, other than ISOs, may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of this Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

11.	Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions
      (a) Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, the maximum Awards that can be granted to any individual under the Plan, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a number of actions including, but not limited to, a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. The Committee shall take the aforementioned actions if it determines that such adjustments are necessary to prevent dilution or enlargement of benefits intended to be made available under the Plan. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Options under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted Options pursuant to the Plan. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be required to be made with respect to, the number or price of

Shares subject to any Award. Any adjustments made to an ISO shall be made in accordance with Section 424(a) of the Code.
      (b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change of Control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.
      (c) Change in Control. In the event of a Change in Control, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions:

(i) arrange for or otherwise provide that each outstanding Award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”);

(ii) accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued upon exercise of an Award shall lapse as to the Shares subject to such repurchase right;

(iii) arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards; or

(iv) make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms of Section 14(a) below.
Notwithstanding the above, in the event a Participant holding an Award assumed or substituted by the Successor Corporation in a Change in Control is Involuntarily Terminated by the Successor Corporation in connection with, or within 12 months following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of Options), and any repurchase right applicable to any Shares shall lapse in full, unless an Award Agreement provides for a more restrictive acceleration or vesting schedule or more restrictive limitations on the lapse of repurchase rights or otherwise places additional restrictions, limitations and conditions on an Award. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s termination, unless an Award Agreement provides otherwise.
      (d) Certain Distributions. In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the number of Shares and/or the price per Share covered by each outstanding Award to reflect the effect of such distribution.

12.	Time of Granting Awards.
      The date of grant (“Grant Date”) of an Award shall be the date on which the Committee makes the determination granting such Award or such other date as is determined by the Committee, provided that in the case of an ISO, the Grant Date shall be the later of the date on which the Committee makes the determination granting such ISO or the date of commencement of the Participant’s employment relationship with the Company.

13.	Term of Plan.
      The Plan shall continue in effect for a term of ten (10) years from its effective date as determined under Section 17 below, unless the Plan is sooner terminated under Section 14 below.

14.	Amendment and Termination of the Plan; Modifications of Awards.
      (a) Authority to Amend or Terminate. Subject to any applicable law, regulation or stock exchange rule requiring shareholder approval, the Board may from time to time amend, alter, suspend, discontinue, or terminate the Plan in a form and manner consistent with Applicable Laws.
      (b) Effect of Amendment or Termination. No amendment, suspension, or termination of the Plan shall materially and adversely affect Awards already granted unless either it relates to an adjustment pursuant to Section 11 above, or it is otherwise mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax, accounting or securities laws or regulations, or in the interpretation thereof.
      (c) Modification, Extension and Renewal of Awards. Within the limitations of the Plan, the Committee may modify an Award, to accelerate the rate at which an Option may be exercised (including without limitation permitting an Option to be exercised in full without regard to the installment or vesting provisions of the applicable Award Agreement or whether the Option is at the time exercisable, to the extent it has not previously been exercised), to accelerate the vesting of any Award or to extend or renew outstanding Awards. Notwithstanding the foregoing provision and except as expressly provided in the Plan or in the Award Agreement, no modification of an outstanding Award shall materially and adversely affect such Participant’s rights thereunder, unless either the Participant provides written consent or there is an express Plan provision permitting the Committee to act unilaterally to make the modification.

15.	Conditions Upon Issuance of Shares.
      Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.

16.	Reservation of Shares.
      The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

17.	Effective Date.
      This Plan shall become effective on the date of its approval by the Board; provided that this Plan shall be submitted to the Company’s shareholders for approval, and if not approved by the shareholders in accordance with Applicable Laws (as determined by the Committee in its discretion) within one year from the date of approval by the Board, this Plan and any Awards shall be null, void, and of no force and effect. Awards granted under this Plan before approval of this Plan by the shareholders shall be granted subject to such approval, and no Shares shall be distributed before such approval. Unless the Company determines to submit Section 8 of the Plan and the definition of Performance Measure(s) to the Company’s stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such stockholder approval is obtained, then no further Performance Awards shall be made to Eligible Persons under Section 8 after the date of such annual meeting, but the remainder of the Plan shall continue in effect.

18.	Controlling Law.
      All disputes relating to or arising from the Plan shall be governed by the internal substantive laws (and not the laws of conflicts of laws) of the State of Delaware, to the extent not preempted by United States federal law. If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

19.	Laws And Regulations.
      (a) U.S. Securities Laws. This Plan, the grant of Awards, and the exercise of Options under this Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options, Restricted Shares and Shares) under this Plan shall be subject to all Applicable Law. In the event that the Shares are not registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Act, and a legend to that effect may be placed on the certificates representing the Shares.
      (b) Other Jurisdictions. To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

20.	No Shareholder Rights.
      Neither a Participant nor any transferee of a Participant shall have any rights as a shareholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share certificate to a Participant or a transferee of a Participant for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Shares underlying the Award, notwithstanding its exercise in the case of Options. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan.

21.	No Employment Rights.
      The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a Participant’s right or the Company’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without Cause.

22.	Compliance with Code Section 409A.
      The Plan is intended to satisfy the requirements of Code Section 409A and any regulations or guidance that may be adopted thereunder from time to time, including any transition relief available under applicable guidance related to Code Section 409A. The Plan may be amended or interpreted by the Committee as it determines necessary or appropriate in accordance with Code Section 409A and to avoid a plan failure under Code Section 409A(a)(1).

EXIDE TECHNOLOGIES
2004 STOCK INCENTIVE PLAN

Appendix A: Definitions

      As used in the Plan, the following definitions shall apply:

“Affiliate” means any entity which together with the Company is under common control within the meaning of Section 414 of the Code (provided that 50% shall be substituted for 80% when applying the Section 414 common control rules).

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations, and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, a Restricted Share and a Performance Award, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Board” means the Board of Directors of the Company.

“Cause” for termination of a Participant’s Continuous Service will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company.

The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

“Change in Control” means any of the following:

(I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in paragraph (III)(B) below;

(II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by the affirmative vote of a majority of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended (“Continuing Directors”);

(III) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation in which (A) the Company’s shareholders receive or retain voting common stock in the Company or the surviving or resulting corporation in such transaction on the same pro rata basis as their relative percentage ownership of Company common stock immediately preceding such transaction and a majority of the entire Board of the Company are or continue to be Continuing Directors following such transaction, or (B) the Company’s shareholders receive voting common stock in the corporation which becomes the public parent of the Company or its successor in such transaction on the same pro rata basis as their relative percentage ownership of Company common stock immediately preceding such transaction and a majority of the entire Board of such parent corporation are Continuing Directors immediately following such transaction;

(IV) the sale of any one or more Company subsidiaries, businesses or assets not in the ordinary course of business and pursuant to a shareholder approved plan for the complete liquidation or dissolution of the Company; or

(V) there is consummated any sale of assets, businesses or subsidiaries of the Company which, at the time of the consummation of the sale, (x) together represent 50% or more of the total book value of the Company’s assets on a consolidated basis or (y) generated 50% or more of the Company’s pre-tax income on a consolidated basis in either of the two fully completed fiscal years of the Company immediately preceding the year in which the Change in Control occurs; provided, however, that, in either case, any such sale shall not constitute a Change in Control if such sale constitutes a Rule 13e-3 transaction and at least 60% of the combined voting power of the voting securities of the purchasing entity are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means a committee of at least two members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein and who are “non-employee directors” within the meaning of Rule 16b-3 as promulgated under Section 16 of the Exchange Act and who are also “outside directors” within the meaning of Section 162(m) of the Code.

“Company” means Exide Technologies, a Delaware corporation; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means the absence of any interruption or termination of service as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Eligible Person” means any Consultant, Director or Employee and includes non-Employees to whom an offer of employment has been extended.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date (the “Determination Date”) (i) the average closing price of a Share for the ten consecutive trading days immediately preceding, but not including, the Determination Date as reported on the New York Stock Exchange or the American Stock Exchange (collectively, the “Exchange”); or (ii) if such stock is not traded on the Exchange but is quoted on NASDAQ or a successor quotation system, the average for ten consecutive trading days immediately preceding, but not including, the Determination Date of (A) the last sales price (if the stock is then listed as a National Market Issue under The Nasdaq National Market System) or (B) the mean between the closing representative bid and asked prices (in all other cases) for the stock as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not traded on the Exchange or quoted on NASDAQ but is otherwise traded in the over-the-counter, the average mean between the representative bid and asked prices for the ten consecutive trading days immediately preceding, but not including, the Determination Date; or (iv) if subsections (i)-(iii) do not apply, the fair market value established in good faith by the Board.

“Grant Date” has the meaning set forth in Section 12 of the Plan.

“Incentive Share Option or ISO” hereinafter means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

“Involuntary Termination” means termination of a Participant’s Continuous Service under the following circumstances occurring on or after a Change in Control: (i) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or (ii) voluntary termination by the Participant within 60 days following (A) a material reduction in the Participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; (B) an involuntary relocation of the Participant’s work site to a facility or location more than 50 miles from the Participant’s principal work site at the time of the Change in Control; or (C) a material reduction in Participant’s total compensation other than as part of a reduction by the same percentage amount in the compensation of all other similarly-situated Employees, Directors or Consultants.

“Non-ISO” means an Option not intended to qualify as an ISO, as designated in the applicable Award Agreement.

“Option” means any stock option granted pursuant to Section 6 of the Plan.

“Participant” means any holder of one or more Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.

‘Performance Awards” mean Performance Units and Performance Compensation Awards granted pursuant to Section 8.

“Performance Compensation Awards” mean Awards granted pursuant to Section 8(b) of the Plan.

“Performance Unit” means Awards granted pursuant to Section 8(a) of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

“Plan” means this Exide Technologies 2004 Stock Incentive Plan.

“Reporting Person” means an officer, Director, or greater than ten percent shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Restricted Shares” mean Shares subject to restrictions imposed pursuant to Section 7 of the Plan.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“Share” means a share of common stock of the Company, as adjusted in accordance with Section 11 of the Plan.

“Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate.

EXIDE TECHNOLOGIES
2004 STOCK INCENTIVE PLAN
(as amended and restated effective June 22, 2005)
As approved by the Board of Directors on September 9, 2004, as amended by the Board of Directors on June 22, 2005, and as approved by the shareholders on August 30, 2005.
EXIDE TECHNOLOGIES
2004 STOCK INCENTIVE PLAN

ANNEX II
EXIDE TECHNOLOGIES
AUDIT COMMITTEE CHARTER

I.	Purpose
      The purpose of the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Exide Technologies (the “Company”) is to assist the Board in overseeing the accounting and financial reporting processes and the audits of the Company’s financial statements. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance,

•	Appoint, approve and monitor the independence, services, performance and compensation of the Company’s independent auditors and internal audit services,

•	Provide an avenue of communication among the independent auditors, the Company’s Disclosure Committee, management, employees, the internal audit function and the Board of Directors,

•	Review and approve, as appropriate, related party transactions for potential conflict of interest situations,

•	Prepare the report that the Securities and Exchange Commission (“SEC”) rules require to be included in the Company’s annual proxy statement, and

•	Monitor and approve the scope of the Company’s internal audit plan and work program and coordinate the Company’s internal and external audits.
      The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors, management and Company employees. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.
      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate, are in accordance with generally accepted accounting principles, and fairly present the financial condition and financial result of the Company. This is the responsibility of management and the independent auditors. The Audit Committee shall have the power to resolve any disagreements between management and the independent auditor regarding financial reporting.

II.	Composition
      The Audit Committee shall have at least three members, comprised solely of independent directors (as defined in the applicable rules of the Nasdaq National Market) and shall also satisfy the Nasdaq National Market’s heightened independence requirement for members of an audit committee. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement, or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, the Audit Committee shall have at least one member that has past employment experience in finance or accounting and the requisite professional certification in accounting or any other comparable experience or background that results in the individual’s sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities (the “Financial Expert”).
      The members of the Audit Committee shall be appointed by the Board at least annually at a meeting of the Board or until their successors shall be duly appointed and qualified. Unless a Chairman is elected by the full Board, the members of the Audit Committee may designate a Chairman by majority vote of the full Audit Committee membership. The designation of the Audit Committee Financial Expert shall be made by the

Board at least annually. No member of the Audit Committee shall serve simultaneously on the audit committees of more than two other public companies without the prior approval of the Board.

III.	Meetings
      The Audit Committee shall meet at least quarterly, or more frequently as circumstances dictate, including at the request of the independent auditors. All Audit Committee members are expected to attend each meeting. The Audit Committee shall invite members of management, auditors and others to attend meetings and provide pertinent information, as necessary. As part of its responsibility to foster open communication, the Audit Committee should meet periodically with management, the internal auditor, and the independent auditor in separate sessions to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately. When deemed appropriate, Audit Committee meetings may be held in person or by telephone, or the Audit Committee may act by unanimous written consent. The provisions of the Company’s bylaws regarding meetings of and actions by the Board, including with respect to format, calling, notice and quorum, shall apply to the Audit Committee as if it were the Board. Meeting agendas shall be prepared and provided in advance to members, along with appropriate background materials. Minutes or other records of meetings and activities of the Audit Committee shall be maintained and reported to the full Board.

IV.	Responsibilities and Duties
      To fulfill its responsibilities and duties, the Audit Committee shall:

Review Procedures
      1. Review and reassess the adequacy of the Charter at least annually. Submit the Charter to the Board for approval and have the document published at least every three years in accordance with regulations promulgated by the SEC.
      2. Review the regular internal reports to management prepared by the internal auditor and management’s response. Review activities of the internal audit group, its objectives, organization and staffing, audit plans and procedures, and its coordination with the independent auditors and financial reporting function.
      3. Review the Company’s annual audited financial statements prior to filing with the SEC or distribution to shareholders and the public. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments. Based on review and discussions, make recommendations to the Board whether the Company’s annual audited financial statements should be included in the Company’s Annual Report on Form 10-K.
      4. Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and/or prior to filing with the SEC or distribution to shareholders or the public. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance.
      5. Review and discuss with management and the independent auditor, as appropriate earnings press releases and other financial information to be disseminated to the public and earnings guidance provided to analysts and to rating agencies in advance of their release to the public.

Independent Auditors
      6. Appointment of the independent auditor.
      7. The independent auditors are ultimately accountable to the Audit Committee and the Board. The Audit Committee shall review the independence and evaluate the performance of the auditors, the provision of audit and non-audit services, and discharge of auditors when circumstances warrant. In performing this review, the Audit Committee shall:

•	At least annually, obtain and review a report by the independent auditor describing: the auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-

control review, or peer review, of the auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company,

•	Take into account the opinions of management and the internal auditor,

•	Review and evaluate the lead partner of the independent auditor, and

•	Present its conclusions with respect to the independent auditor to the Board.

      8. Approve all audit engagement fees and other significant compensation to be paid to the independent auditor and the terms of such engagement. Pre-approve any non-audit services to be provided to the Company by the independent auditor. Set clear hiring policies by the Company with respect to employees or former employees of the independent auditor.
      9. Ensure the rotation of the lead audit partner every five years and other audit partners every seven years, and consider whether there should be a regular rotation of the independent auditor itself.
      10. On an annual basis, the Audit Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.
      11. Review the independent auditors’ audit plan. Discuss scope, staffing, locations, reliance upon management and general audit approach.
      12. Review with the independent auditor its evaluation of the quality of the Company’s accounting principles and such matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

Financial Reporting Process
      1. Prior to releasing year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS No. 61, including such things as management judgments and accounting estimates, significant audit adjustments, disagreements with management and difficulties encountered in performing the audit. Review significant accounting and reporting issues of complex or unusual transactions and the effect of off-balance sheet structures on the financial statement of the Company.
      2. Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor and legal counsel, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
      3. Consider the independent auditors’ judgments about the quality (not just the acceptability) and appropriateness of the Company’s accounting principles as applied in financial accounting. Inquire as to the independent auditor’s views about whether management’s choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.
      4. In consultation with management, the internal auditor and the independent auditor, consider the integrity of the Company’s financial reporting processes and controls, both external and internal. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the internal auditor and the independent auditor together with management’s responses, including the status of previous recommendations.
      5. Discuss earnings press releases and the use of “pro-forma” information as well as other financial information and earnings guidance provided to analysts and rating agencies.
      6. Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditor.

Internal Controls and Legal Compliance
      1. Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the controller’s office, as needed. Review significant reports prepared by the controller’s office together with management’s response and follow-up to these reports.
      2. Review the appointment, performance and replacement of the controller and any other senior personnel responsible for financial reporting.
      3. Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals’ possess an understanding of their roles and responsibilities.
      4. Review and investigate any matters relating to the integrity of management, potential conflicts of interest and adherence to the Company’s policies.
      5. Review disclosures made by the CEO and CFO in connection with the certification of the Company’s annual and quarterly reports.
      6. Consider and review with management, the internal auditor and the independent auditors the effectiveness or weakness in the Company’s internal controls. Develop, in consultation with management, a timetable for implementing recommendations to correct identified weaknesses.
      7. On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.
      8. Review management’s monitoring of the Company’s compliance with laws and management’s exercise of ethical practices and ensure that management has the proper review systems in place to ensure that the Company’s financial statements, reports and other information disseminated to governmental organizations, and the public, satisfy legal requirements.

Reports of the Audit Committee
      1. Report to the Board about Audit Committee activities and issues that arise with respect to the quality or integrity of the Company’s financial statement, or internal controls over financial reporting.
      2. Annually prepare a report to shareholders as required by the SEC in the Company’s annual proxy statement.
      3. Report annually to the shareholders, describing the Audit Committee’s composition, responsibilities and how they were discharged, and any other information required by rule, including approval of non-audit services.

Miscellaneous
      1. Review and pre-approve all related-party transactions as defined by the Nasdaq National Market.
      2. Retain such outside counsel, experts and other advisors as the Audit Committee may deem appropriate in its sole discretion.
      3. Establish procedures for:

•	The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and

•	The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
      4. Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

EXIDE TECHNOLOGIES

PROXY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 30, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Stuart H. Kupinsky, Molly M. Israel or Brad S. Kalter, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Exide Technologies, a Delaware corporation (the “Company”), which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Hilton Garden Inn Atlanta North/Alpharetta at 4025 Windward Plaza Drive, Alpharetta, Georgia 30005, on Tuesday, August 30, 2005, beginning at 9:00 a.m. (local time) or at any adjournment or postponement thereof, as shown on the voting side of this card. This proxy will be voted as specified. If a choice is not specified, this proxy will be voted FOR the director nominees and FOR proposals 2, 3, 4, 5 and 6 and in the discretion of the proxyholders on any other matter that properly comes before the meeting.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

EXIDE TECHNOLOGIES

AUGUST 30, 2005

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

     Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE

     Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

     Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

     YOUR CONTROL NUMBER IS:

2

Please detach and mail in the envelope provided.

[X] Please mark votes as in this example.

	FOR all	WITHHOLD
	nominees	AUTHORITY
	(except as	to vote for all
	indicated)	nominees
1.	The election of the following nine
persons as directors of the
Company if proposal (2)
is approved.

Nominees:

Michael R. D’Appolonia
Mark C. Demetree
David S. Ferguson
Phillip M. Martineau
John P. Reilly
Michael P. Ressner
Gordon A. Ulsh
Carroll R. Wetzel
Jerome B. York	[ ] For all nominees listed hereon, except vote withheld for the following nominee(s): ______________	[ ]

If proposal (2) is not approved, the election of Mr. Reilly, Mr. Ulsh and Mr. Wetzel as Class I directors of the Company.

3

		FOR	AGAINST	ABSTAIN

2.	Amend the Company’s Certificate of Incorporation to eliminate the classified Board of Directors.	[ ]	[ ]	[ ]

		FOR	AGAINST	ABSTAIN

3.	Amend the Company’s Certificate of Incorporation to remove the limitation on the maximum number of directors that can serve on the Board.	[ ]	[ ]	[ ]

		FOR	AGAINST	ABSTAIN

4.	Amend the Company’s Certificate of
Incorporation to permit holders of
outstanding shares representing at
least 15% of the voting power of the
Company’s capital stock to call special
	meetings of stockholders.	[ ]	[ ]	[ ]

		FOR	AGAINST	ABSTAIN

5.	Approve the Company’s 2004 Stock Incentive Plan.	[ ]	[ ]	[ ]

		FOR	AGAINST	ABSTAIN

6.	Ratify the appointment of the Company’s independent auditors for fiscal 2006.	[ ]	[ ]	[ ]

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

_______________________________	________________________	___________
Signature	Signature if held jointly	Dated

     NOTE: This Proxy Card should be dated, signed by the stockholder exactly as the stockholder’s name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

4